Exhibit 10.48

SHOPPING CENTER PURCHASE AND SALE AGREEMENT

THIS SHOPPING CENTER PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into as of the Effective Date (defined below) by and between THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Purchaser”), and CRP II – GLYNN PLACE, LLC, a Delaware limited liability company (“Seller”).

W I T N E S S E T H:

A. Seller is the owner of the Property (defined below).

B. Seller has agreed to sell and Purchaser has agreed to purchase the Property in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of $10.00 and the mutual covenants and agreements of each party to the other hereinafter set forth, the parties do hereby mutually covenant and agree as follows:

ARTICLE I

DEFINED TERMS

The following terms shall have the meanings ascribed to them below when used in this Agreement:

1.1 Assignment and Assumption of Leases: an assignment and assumption of the Leases in the form of Exhibit 1.1 attached hereto and made a part hereof.

1.2 Intentionally omitted.

1.3 Bill of Sale: a bill of sale in the form of Exhibit 1.3 attached hereto and made a part.

1.4 Broker: Cushman & Wakefield.

1.5 Closing: the consummation of the transaction contemplated hereby.

1.6 Closing Date: the date on which Closing shall occur which shall be a mutually agreeable date on or before April 30, 2012. Seller shall have the option to extend the Closing Date to no later than May 15, 2012 if required by its lender requirements in the defeasance of the outstanding loan on the Property, and in order to exercise this option, Seller shall provide Purchaser with written notice of such extension no later than five (5) business days prior to the scheduled Closing Date.

1.7 Closing Statement: a closing statement showing the items and amounts to be prorated between Purchaser and Seller hereunder.

1.8 Contracts: the contracts relating to the Property as described on Exhibit 1.8 attached hereto and made a part hereof.

1.9 Deed: a deed in the form of Exhibit 1.9 attached hereto and made a part hereof.

1.10 Deposit: initially, $100,000.00; subsequent to the Inspection Period, an additional $100,000.00 shall be deposited by Purchaser in escrow pursuant to and in accordance with the terms set forth below, thereby bringing the principal balance of the Deposit to $200,000.00; the Deposit shall include interest earned thereon, if any.

1.11 Effective Date: the date on which the last of Purchaser or Seller executes and delivers this Agreement to the other party.

1.12 Evaluation Materials: all third party materials, documents, reports, studies and information furnished to or obtained by Purchaser concerning the Property other than the Seller’s Documents.

1.13 Inspection Period: the period commencing on the later of the Effective Date or the date that Purchaser receives the Seller’s Documents listed in bold on Exhibit 1.26 and expiring at 5:00 pm Eastern Standard Time on the date 30 days thereafter.

1.14 Inspections: site, appraisal and other inspection analyses and studies of the Property, but expressly excluding any invasive testing of the Property such as, but not limited to, a so-called “phase II” environmental site assessment.

1.15 Leases: all leases, licenses, or other written permissions to occupy the Property.

1.16 List: OFAC’s Specially Designated and Blocked Persons List.

1.17 OFAC: the Office of Foreign Asset Control of the Department of the Treasury.

1.18 Order: the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism.

1.19 Permitted Exceptions: (i) easements, restrictions, covenants and agreements of record including, but not limited to, those appearing in Schedule B-II of the Title Commitment not objected to by Purchaser in accordance with Section 4.2 below and those objected to by Purchaser but not removed by Seller or insured over by the Title Company; (ii) the rights of tenants in possession under unrecorded Leases; (iii) zoning ordinances; and (iv) 2012 taxes which are a lien but not then due and payable.

1.20 Property: collectively, Seller’s right, title and interest in and to the Real Estate, all fixtures, equipment and personality owned by Seller and located on or about the Real Estate, the use of appurtenant easements, whether or not of record, strips and rights of way abutting, adjacent, contiguous, or adjoining the Real Estate, the Leases, all right, title and interest of Seller in all assignable development and other rights and all documents, technical matters, trademarks, service marks, trade names, fictitious names, telephone and facsimile numbers, signs, email addresses and URLs, websites, post office box numbers, and work product, each of which is used exclusively with respect to the Real Estate and the Real Property, excluding therefrom only personality owned by Tenants of the Real Property (a list of all such fixtures, equipment and personality, if any, to be conveyed is attached hereto as Exhibit 1.20 and made a part hereof).

1.21 Purchase Price $11,400,000.00.

1.22 Real Estate: a certain parcel of real property located in Brunswick, Georgia more particularly described on Exhibit 1.22 attached hereto and made a part hereof.

1.23 Real Property: the Real Estate and the improvements thereon commonly known as “Village at Glynn Place.”

1.24 Related Parties: all directors, officers, partners, members and employees of Purchaser and Purchaser’s attorneys, lenders, accountants or other third parties engaged by Purchaser who need to know the Evaluation Materials to be provided to them for the purpose of evaluating a possible purchase of the Property.

1.25 Rent Roll: the rent roll attached hereto as Exhibit 1.25 and made a part hereof.

1.26 Seller’s Documents: the documents and materials listed on Exhibit 1.26 attached hereto and made a part hereof.

1.27 Survey: a survey of the Property in such form as Purchaser may desire.

1.28 Taxes: all real and personal property taxes and assessments, special or otherwise, payable in lump sums or installments which constitute a lien against the Property, in whole or in part.

1.29 Tenants: tenants or occupants of the Property.

1.30 Title Commitment: a commitment from Title Company, in its capacity as title insurer, to issue to Purchaser at the Closing the Title Insurance Policy.

1.31 Title Company: Title Source, Inc. located in Troy, Michigan, as agent for First American Title Insurance Company.

1.32 Title Insurance Policy: an owner’s title insurance policy in the amount of the Purchase Price naming Purchaser as the insured thereunder subject only to the Permitted Exceptions.

ARTICLE II

PURCHASE AND SALE; PURCHASE PRICE

2.1 Subject to the terms and conditions herein contained, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property for the Purchase Price.

2.2 The Purchase Price shall be paid by Purchaser to Seller at the Closing by wire transfer of funds, subject to the adjustments and prorations set forth in the Closing Statement.

2.3 On or before five (5) business days after the Effective Date, Purchaser shall deposit with the Title Company, in escrow, the initial $100,000.00 portion of the Deposit by wire transfer of U.S. dollars. The Deposit shall be held in escrow, in an interest bearing account at a federally insured financial institution by Title Company pending the Closing and all interest earned thereon shall be deemed to be part of the Deposit. To the extent Purchaser shall not terminate this Agreement on or before the conclusion of the Inspection Period, in accordance with its right to do so set forth herein, then, on or before the date five (5) business days after the conclusion of the Inspection Period, Purchaser shall deposit with the Title Company, in escrow, the additional sum of $100,000.00 by wire transfer of U.S. dollars, the same to be held in the same fashion as the initial portion of the Deposit referred to above. At and upon Closing, the entire Deposit shall be applied against the Purchase Price, or, if the transaction contemplated hereby is not consummated, delivered to Seller or Purchaser as provided herein. Any costs incurred by the Title Company with respect to insuring the Deposit shall be paid from the interest earned thereon.

ARTICLE III

INSPECTION OF PROPERTY; LOAN ASSUMPTION

3.1 Within three (3) business days after the Effective Date, Seller shall deliver the Seller’s Documents to Purchaser, in either paper or electronic form. Seller makes no warranty or representation of any kind with respect to any of the Seller’s Documents prepared by third parties, including, but not limited to, their accuracy or whether or not the same are complete. To the best of Seller’s Knowledge (as defined below) without due inquiry or investigation or any due diligence, Seller represents and warrants that all of the Seller’s Documents which were prepared by Seller itself or any of its employees internally are accurate in all material respects. In the event of the termination of this Agreement, Purchaser shall promptly thereafter at Seller’s request destroy all copies of Seller’s Documents in its possession, however stored or maintained, and Purchaser shall cause all of the Related Parties to whom were delivered (in whatever format) any of Seller’s Documents likewise to destroy the same promptly after termination. This sentence shall survive termination of this Agreement.

3.2 Purchaser shall not interfere with the operation of the Property during the conduct of the Inspections. Purchaser hereby covenants to conduct a Phase I environmental site assessment of the Real Property. Purchaser shall not conduct a Phase II environmental site assessment or any other form of invasive testing or sampling without the prior written consent of Seller, which consent shall be at Seller’s sole discretion. Prior to entering upon the Property to perform any such intrusive tests, Purchaser will notify Seller in writing of its intent to do so as well as of any proposed testing, boring, sampling or any other inspection procedures (collectively, the “Inspection Procedures”) that Purchaser desires to perform on the Property; provided, however, that Purchaser will conduct the Inspection Procedures solely in accordance with the procedures that have been approved by Seller, which approval shall not be unreasonably withheld. If Seller objects to the Inspection Procedures proposed by Purchaser, Purchaser will revise the Inspection Procedures as may be necessary in order to obtain Seller’s approval thereof. If Seller does not object to the Inspection Procedures within five (5) business days after receipt of written notice from Purchaser, Seller will be deemed to have not approved of the Inspection Procedures. Purchaser will schedule the Inspection Procedures at such times as Seller’s representative(s) is reasonably available to observe such Inspection Procedures. Purchaser will not initiate contact with local, state or federal environmental agencies, except through Seller. The Inspections may be conducted by Purchaser or any designee of Purchaser, including, without limitation, engineers, accountants, architects and Purchaser’s employees, during normal business hours and upon reasonable notice to Seller or its designated agents, so long as Purchaser does not interfere with the Tenants’ use of the Property. Purchaser may conduct interviews with any of the Tenants so long as reasonable prior notice is given to Seller and, to the extent Seller so desires, a representative of Seller is present.

3.3 Purchaser shall have the right at any time prior to the end of the Inspection Period to terminate this Agreement, for any reason or no reason at all, upon notice to Seller, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder. If Purchaser notifies Seller in writing prior to the end of the Inspection Period that Purchaser is satisfied with or waives satisfaction of the Inspections, the parties shall proceed to Closing, subject to and in accordance with the balance of the terms of this Agreement, and the entirety of the Deposit shall immediately become non-refundable to Purchaser and shall be paid to Seller in the event of any subsequent termination of this Agreement, except as otherwise set forth in this Agreement. If such notice is not given, (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to

Purchaser, (iii) neither party shall have any further liability or obligation hereunder, and (iv) upon Seller’s request, Purchaser shall deliver copies of the Evaluation Materials to Seller.

3.4(a) During such periods of time as Purchaser is allowed to enter the Real Property pursuant to the terms of this Agreement, Purchaser shall take all reasonable steps to protect the Real Property from damage by reason of its activities and, in the event any material damage is caused to the Real Property as a direct result of Purchaser or Purchaser’s agents, Purchaser shall promptly restore or cause to be restored that portion of the Real Property so damaged to the condition existing prior to such damage. Purchaser agrees to indemnify, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and costs) threatened or real, which were directly caused by Purchaser, including, but not limited to, personal injury (including death) and property damage.

(b) Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Real Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Real Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within 30 days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.

(c) Purchaser shall procure and continue in force and effect from and after the date Purchaser first desires to enter the Real Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State in which the Real Property is located having an A.M. Best’s rating of “A-IX” or better: comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and $1,000,000.00 aggregate. To the extent such $1,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser enters the Property. Such insurance may not be cancelled or amended except upon 30 days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section.

(d) This Section shall survive the Closing and/or the termination of this Agreement in all events.

3.5 Notwithstanding anything contained herein to the contrary, Purchaser hereby expressly acknowledges and agrees that Purchaser has or will have, prior to the end of the Inspection Period, thoroughly inspected and examined the Property. Purchaser hereby further acknowledges and agrees that Purchaser is relying solely upon its Inspections and that Purchaser is purchasing the Property on an “AS IS”, “WHERE IS” and “WITH ALL FAULTS” basis, without representations, warranties or covenants, express or implied, of any kind or nature including, but not limited to, the zoning of the Property, the tax consequences to Purchaser, the physical condition of the Real Property, environmental compliance, governmental approvals and compliance of the Real Property with applicable rules, regulations, ordinances and statutes, except for the representations and warranties that are expressly made by Seller to Purchaser in Section 7.1(a) of this Agreement. The express intention of Purchaser and Seller is that Purchaser shall purchase the Property from Seller without any representations, warranties or covenants, express or implied, from or of Seller, except for those representations and warranties that are expressly made by Seller to Purchaser in Section 7.1(a) of this Agreement. Purchaser hereby waives and relinquishes all rights and privileges arising out of, or with respect to or in relation to, any representations, warranties or covenants, whether express or implied, which may have been made or given, or which may be deemed to have been made or given, by Seller, except for those representations, warranties and covenants that are expressly made by Seller to Purchaser in Section 7.1(a) of this Agreement but such waiver and relinquishment shall only be to the extent provided in Article VII hereof. Without limiting the generality of the foregoing, Purchaser hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transactions contemplated hereby, as are any warranties arising from a course of dealing or usage or trade, and that Seller has not represented or warranted, and Seller does not hereby represent or warrant, that the Real Property now or in the future will meet or comply with the requirements of any health, environmental or safety code or regulation of the United States of America, the state of Georgia, or any other authority or jurisdiction, except for the representations and warranties that are expressly made by Seller to Purchaser in Section 7.1(a) of this Agreement. Without limiting the generality of the foregoing, in the event Purchaser actually takes title to the Real Property, Purchaser hereby assumes all risk and agrees that Seller shall not be liable to Purchaser (or Purchaser’s successors and assigns) for, and Purchaser hereby expressly waives any claims it may have now or in the future against Seller on account of, any special, direct, indirect, consequential or other damages resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair or operation of the Property.

3.6 Except to the extent that Purchaser is otherwise expressly permitted to disclose information relating to the Seller’s Documents and the Evaluation Materials pursuant to the terms of this Agreement, Purchaser agrees to keep confidential Seller’s Documents and the Evaluation Materials. None of Seller’s Documents or the Evaluation Materials shall be used or duplicated by Purchaser for any purpose other than Purchaser’s evaluation of a possible acquisition of the Property. Purchaser agrees to keep all of Seller’s Documents and the Evaluation Materials strictly confidential; provided, however, that Seller’s Documents and the Evaluation Materials may be disclosed to the Related Parties. Purchaser shall inform the Related Parties in writing prior to disclosure, of the confidential nature of the same and the Related Parties shall be directed to keep same in the strictest confidence and to use the same only for the purpose of evaluating a possible purchase by Purchaser. Purchaser will direct the Related Parties to whom Seller’s Documents and/or the Evaluation Materials are made available to hold the same in strictest confidence and not to make any disclosures thereof and any such disclosures shall be deemed made by and be the responsibility of Purchaser. Purchaser shall indemnify, defend, and hold Seller and each of the officers, trustees, partners, and members harmless from and against any and all claims, losses, damages, liabilities, costs and expenses (including attorneys’ fees and costs) arising out of or resulting from the breach of any of the terms of this Section 3.6. This indemnity obligation shall survive the consummation of the sale contemplated hereunder or any earlier termination of this Agreement.

3.7 Seller shall use good faith efforts to cause all of the Tenants to execute and deliver to Purchaser estoppel certificates in the form attached hereto as Exhibit 3.7 and incorporated herein by reference, provided that, to the extent the applicable Leases call for forms of estoppel certificates which differ from the form attached as Exhibit 3.7, the form required under such Leases shall be deemed to be the required form for purposes hereof. No later than five (5) calendar days after the Effective Date, Seller shall deliver the completed estoppel certificates to Purchaser for review. If Purchaser does not provide written notice of its changes to the completed estoppel certificates at least two (2) days prior to the intended distribution date, the form and content of the proposed estoppel certificates shall be deemed acceptable to Purchaser. In the event that, prior to the expiration of the date five (5) days before Closing, estoppel certificates in the form called for above (and not alleging any then ongoing default on Seller’s part and confirming the material business terms of the applicable Lease) from Publix and Goodwill (collectively, the “Major Tenants”) and from Tenants occupying 75% of the balance of the occupied area of the Real Property have not been delivered to Purchaser (the “Minimum Estoppel Threshold”), then Purchaser shall, at its option and as its sole and exclusive remedies, have the right to either: (a) terminate this Agreement upon written notice thereof to Seller at least one (1) day prior to the Closing Date, in which event, Purchaser shall receive a refund of the Deposit and be relieved of any and all liability under this Agreement, except such liability under this Agreement expressly stated herein to survive such termination or (b) Purchaser may elect to extend the Closing Date for an additional period of time not to exceed thirty (30) days upon written notice to Seller at least two (2) days prior to the original Closing Date in order to enable Seller to continue to pursue such requisite estoppel certificates which will satisfy the Minimum Estoppel Threshold. If Seller is still not able to obtain the requisite estoppel certificates which will satisfy the Minimum Estoppel Threshold within such additional thirty (30) day period, then either Seller or Purchaser shall have the right, at its respective sole option and as its respective sole and exclusive remedy, to terminate this Agreement upon notice thereof to the other party within five (5) days after the expiration of such thirty (30) day period; in which event, Purchaser shall receive a refund of the Deposit, and thereafter neither Seller nor Purchaser will have any further liability, obligation or responsibility to the other under this Agreement, except as otherwise expressly provided in this Agreement. If Purchaser elects to extend the Closing Date in accordance with the terms of this Section 3.7, then Closing will occur within five (5) days after Seller delivers to Purchaser the requisite estoppel certificates that satisfy the Minimum Estoppel Threshold. Notwithstanding anything contained in this Agreement to the contrary, Seller shall not incur any liability whatsoever in connection with its failure to obtain the requisite estoppel certificates that satisfy the Minimum Estoppel Threshold. Purchaser shall have the option to waive the Seller’s condition precedent to Closing set forth in this Section 3.7 by written notice to Seller, whereupon such condition will be deemed satisfied.

In addition, Seller shall use good faith efforts to cause all Tenants to execute and deliver to Purchaser subordination, non-disturbance and attornment agreements (collectively, “SNDAs”) in favor of Purchaser’s institutional first mortgage lender in the forms required under and/or on terms stipulated in the respective Leases or if any of the respective Leases do not require a form or stipulate any specific terms, then in the form attached hereto as Exhibit 3.7. Purchaser shall provide the Seller with sufficient information to complete the SNDAs so that they can be distributed to Tenants with the estoppel certificates as provided above. In the event that SNDAs from the Major Tenants and from any other Tenant with a recorded leasehold interest has not been executed and returned to Purchaser on or before Closing, until the same are so returned, either party shall have the right to terminate this Agreement upon notice to the other, in which event Purchaser shall receive a refund of the Deposit and be relieved of any and all liability under this Agreement, except such liability under this Agreement expressly stated herein to survive such termination.

ARTICLE IV

TITLE AND SURVEY MATTERS

4.1 As evidence of title, Purchaser shall, at its sole cost and expense, obtain the Title Commitment and the Survey.

4.2 Purchaser shall, within fifteen (15) days of the Effective Date at Purchaser’s sole cost and expense, cause the Title Company to issue the Title Commitment. Within twenty (20) days after the Effective Date, Purchaser shall obtain, at Purchaser’s sole cost and expense, the Survey of the Property showing and certifying the exact location and legal description of the Real Estate and meeting the minimum technical standards of the American Land Title Association, any applicable Georgia Board of Land Surveyors and State of Georgia Department of Professional Regulation, and the Survey shall be certified to Purchaser, Purchaser’s counsel, the Title Company, Seller and Seller’s counsel, and prepared as of a date subsequent to the Effective Date.

Title shall be deemed good, marketable and insurable only if the Title Commitment allows for issuance of an Owner’s ALTA Policy effective as of the Closing Date at minimum promulgated risk rate premiums, without any guarantees and without any exceptions, standard or otherwise, other than the Permitted Exceptions. Purchaser shall have until the fifth (5th) day prior to the expiration of the Inspection Period within which to examine the Title Commitment and the Survey. If Purchaser finds the condition of title to be defective or unacceptable (i.e., any matters rendering title unmarketable which are not Permitted Exceptions), Purchaser shall, no later than the fifth (5th) day prior to the expiration of the Inspection Period, notify Seller in writing specifying the defect(s); provided that if Purchaser fails to give Seller written notice of defect(s) on or before the fifth (5th) day prior to the expiration of the Inspection Period, the matters shown in the Title Commitment and/or the Survey shall be deemed to be waived as title objections to closing the transaction contemplated under this Agreement and shall be deemed Permitted Exceptions hereunder. If Purchaser has given Seller timely written notice of a defect(s) and the defect(s) renders the title other than as represented in this Agreement, Seller shall have the right, but not the obligation, within fifteen (15) days following the date that it receives written notice of such defect(s) to provide Purchaser with a revised Title Commitment evidencing that such defect(s) has been remedied and/or that at Closing the Title Company shall insure over the same; provided, however, that it is expressly understood that Seller shall have no obligation whatsoever to effect the cure of any such defect(s). Notwithstanding the foregoing, Seller shall, prior to or at Closing, remove by payment, bonding, providing title insurance from the Title Company or otherwise any lien against the Property which Seller or Seller’s authorized agents or employees voluntarily and intentionally encumbered the Property with and is capable of removal by the payment of money, bonding or having the Title Company insure over. In the event that Seller does not eliminate any such defect(s) as of the Closing Date, Purchaser shall have the option of either: (i) proceeding to Closing and accepting the condition of title to the Property “as is,” without reduction in the Purchase Price and without claim against Seller therefor or (ii) terminating this Agreement in which event the Title Company shall return the Deposit and all interest earned thereon to Purchaser, whereupon both parties shall be released from all further obligations under this Agreement, except those obligations which expressly survive termination.

Notwithstanding anything contained in this Agreement to the contrary, Purchaser may, within five (5) days after the delivery to Purchaser of any updates to the Title Commitment, object to any matters identified therein, which were not identified in the original Title Commitment or any subsequent update to the original Title Commitment that Purchaser received and Purchaser did not previously object to, and the procedure for Purchaser objecting to such matters shall be as set forth in this Section 4.2 above (other than with respect to timing of (a) providing any objections to any such matters, which in such case shall be five (5) days, and (b) Seller’s right to cure such defect(s), which in such case shall be seven (7) days, subject to the terms of this Section 4.2).

ARTICLE V

CLOSING

Subject to Purchaser’s rights to terminate this Agreement pursuant to Article III, Article IV, Article VI, Article IX and Article X hereof, Closing shall occur on or before 3:00 pm eastern time on the Closing Date (i.e., Seller shall have received all closing proceeds due Seller as of 3:00 pm eastern time on the Closing Date). At such time as the Title Company has all required executed documents and all required funds, and at such time as the Title Company is able and has committed to issue the Title Insurance Policy, the Title Company shall disburse the funds in its possession in accordance with a Closing Statement executed by Seller and Purchaser, then record all documents that are to be recorded and deliver the Closing documents to the respective parties thereto. At Closing, Seller shall deliver possession of the Real Property to Purchaser subject to (i) the Permitted Exceptions (ii) all easements, restrictions, encumbrances, covenants and agreements and (iii) all liens or encumbrances securing liquidating amounts caused by parties other than Seller.

ARTICLE VI

DEFAULTS

6.1 If Purchaser breaches this Agreement, then the Title Company shall deliver the Deposit to Seller as full compensation for its damages and as its sole remedy, given that the parties acknowledge and agree that actual damages are impossible to ascertain with any certainty but the Deposit is a reasonable estimate thereof. Notwithstanding the foregoing, the indemnities made by Purchaser set forth in Section 3.4, Section 3.6 and Article XI hereof shall not be deemed limited by the foregoing limitation on remedies.

6.2 If Seller fails to consummate Closing in accordance with its obligations under this Agreement, Purchaser shall, as its sole remedy, have the right: (a) to declare this Agreement terminated, in which event the Deposit shall be promptly returned to Purchaser, or (b) to seek specific performance of Seller’s obligations hereunder. If Purchaser elects option (a), Seller shall reimburse Purchaser for Purchaser’s actual third party out-of-pocket costs, expenses and reasonable attorneys’ fees that Purchaser has then incurred in connection with this Agreement (as supported by reasonably sufficient evidence of the same, including, but not limited to, paid in full invoices), provided, however, that in no event shall Seller’s obligation to reimburse Purchaser for any such costs and expenses (including reasonable attorneys’ fees) exceed Fifty Thousand and no/100ths Dollars ($50,000.00) in the aggregate.

6.3 Notwithstanding Section 6.2 above, in the event of Seller’s failure to consummate the Closing in accordance with its obligations under this Agreement, Seller shall have the right, but not the obligation, to cure, or attempt to cure the default before Purchaser may exercise its rights granted under Section 6.2, provided Seller commences to cure and completes such cure of such default within ten (10) business days after Seller’s receipt of written notice of such default from Purchaser.

6.4 Notwithstanding Section 6.1 above, in the event of a default by Purchaser, Purchaser shall have the right, but not the obligation, to cure, or attempt to cure the default before Seller may exercise its rights granted under Section 6.1 above, provided, that Purchaser commences to cure and completes such cure of such default within ten (10) business days after Purchaser’s receipt of written notice of such default from Seller (“Purchaser’s Cure Period”). Notwithstanding the foregoing, in no event shall (i) Purchaser’s Cure Period extend beyond the Closing Date, and (ii) Purchaser be entitled to notice and/or Purchaser’s Cure Period for failing to (a) perform any of its monetary obligations under this Agreement, including, but not limited to, failing to deliver any portion of the Deposit to the Title Company when required to do so under this Agreement or failing to deliver any other monies required by Purchaser to be deposited with or provided to Seller or the Title Company under this Agreement, (b) deposit the necessary funds and the closing documents required to be executed and delivered by Purchaser under Article 8 below to Seller at Closing, or (c) authorize the consummation of the Closing in accordance with Purchaser’s obligations to do so under this Agreement following Purchaser’s receipt of notification from the Title Company that all conditions to Closing have been satisfied and the Title Company’s request for authorization to proceed with the Closing.

ARTICLE VII

REPRESENTATIONS , WARRANTIES AND COVENANTS

7.1(a) Seller represents and warrants as follows:

(i) Rent Roll. The Rent Roll is a true and correct list, in all material respects, of the Leases presently in force and affecting the Property and truly, accurately, fully and completely sets forth the information to be contained therein, including the lease term, rental, and common area and tax reimbursement information noted thereon. Except as set forth in the Rent Roll and/or in the Seller’s Documents, the Leases have not been modified or amended. To Seller’s Knowledge (defined below) and except as otherwise provided in the Leases and the Seller’s Documents, all obligations of the lessor under the Leases that have accrued to the Effective Date have been performed in all material respects and the Tenants have accepted lessor’s performance of such obligations. Except as otherwise set forth in the Leases, the Rent Roll and/or the Seller’s Documents, to Seller’s Knowledge: (i) no Tenant has asserted in writing an offset right, defense or claim against rent or any other monetary obligation payable by it to Seller under its Lease that will remain applicable from and after Closing; (ii) there have been no concessions, of any nature, granted to any Tenants that will remain applicable from and after Closing; (iii) no Tenant is in default in the performance of any its obligations required, or is in default or in arrears in the payment of any sums due, under its Lease; (iv) neither base rent, nor regularly payable estimated tenant contributions or operating expenses, insurance premiums, real estate taxes, common area charges, and similar or other “pass through” or non-base rent items including, without limitation, cost-of-living or so-called “CPI” or other such adjustments, nor any other item payable by any Tenant under any Lease has been heretofore prepaid for more than one (1) month in advance; (v) no Tenant or any other party has asserted any written claim (other than for customary refund at the expiration of its Lease) which remains pending to all or any part of any security deposit; and (vi) no Tenant has any right to renew or extend the term of its Lease or lease additional space in the Real Property. Except as otherwise set forth in the Leases and/or the Seller’s Documents, Seller has not received from any Tenant any written notice of any Tenant’s intention to vacate its premises prior to the expiration of its Lease. For purposes of this Agreement, “Knowledge” or “knowledge” of Seller at any time, or words to that effect, means the actual conscious knowledge, without due inquiry, investigation or any due diligence, of Deborah Moreyra, Seller’s Vice President and Director of Asset Management of the Property, at the time that this Agreement is executed; it being understood that Deborah Moreyra shall not be personally liable for any inaccurate or incomplete statement or information. Seller represents and warrants that Deborah Moreyra has as much or more knowledge as any employee of Seller as to the leasing and general operations of the Property. Seller represents and warrants that no commissions or other fees will remain payable after Closing to any person or entity on the rentals collected or to be collected under the Leases as of the Closing Date.

(ii) Non-Foreign Person. Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code.

(iii) Employees. Seller has no employees at the Real Property and is not a party to any collective bargaining agreement, and neither Seller nor any of its affiliates (as described in Section 414(b), (c) and (m) of the Internal Revenue Code) has incurred any liability which could subject Purchaser or any asset to be acquired by Purchaser pursuant to this Agreement to any lien or material liability under Sections 302(f), 4062, 4063, 4064, 4201 or 4301(b) of the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) (29) or 412 of the Internal Revenue Code.

(iv) Authority. Seller has the right to execute this Agreement and to sell the Property without obtaining the consent, approval, release, or signature of any other party. The signatories hereto on behalf of Seller have been duly authorized to execute and deliver this Agreement and to bind Seller hereto. Seller has full power to consummate the transaction described in this Agreement, the execution and delivery of this Agreement by Seller and the consummation by Seller of the transaction described herein has been duly and validly authorized by all necessary action and the observance of all required formalities on the part of Seller such that this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

(v) No Conflict. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transaction contemplated hereby will (A) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which it or the Property is bound, or (B) violate any order, injunction, decree, statute, rule or regulation applicable to Seller or the Property.

(vi) PATRIOT Act. Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction contemplated hereby, directly or indirectly, on behalf of, or instigating or facilitating the same, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in such transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. The investment of direct or indirect equity owners in Seller is not prohibited by applicable law and neither the transaction contemplated hereby nor this Agreement is or will be in violation of applicable law. Seller has and will continue to implement procedures, and has consistently and will continue consistently to apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

(vii) No Leases or Contracts. Except for (A) any of the instruments, agreements or documents identified in the Title Commitment, (B) the Leases, (C) the Contracts and/or (D) any of the other Seller’s Documents, Seller has not entered into any leases, contracts, arrangements, licenses, concessions, easements, or other agreements, including, without limitation, service arrangements and employment agreements, either recorded or unrecorded, written or oral, affecting the Property or any portion thereof or the use thereof (individually, a “Property Agreement” and collectively, the “Property Agreements”) that may not be terminated by Seller; provided, however, that Seller’s failure to disclose any Property Agreement which may be terminated by Seller on not more than thirty (30) days notice without premium or penalty will not constitute a breach of this representation and warranty.

(viii) No Default. Seller has not given or received written notice of any material default under any Lease or Contract, which is presently uncured.

(ix) No Use. No person or entity other than the Tenants have any right to use, occupy or possess all or any portion of the Property under an agreement, whether written or oral, with Seller.

(x) In Place Insurance. Seller has in force and shall keep in force until Closing all of its existing insurance policies covering the Property. No written notice has been given by any insurance company which has issued any of the insurance policies with respect to any portion of the Property, or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work on the Property.

(xi) Property Financials. The income and expense statement delivered by Seller to Purchaser as part of the Seller’s Documents has been prepared and assembled in the ordinary course of business by Seller and, to Seller’s Knowledge, is true and accurate in all material respects as of the date of such statement.

(xii) No Claims. To Seller’s Knowledge, no action, suit, claim, investigation or other proceeding is pending or has been threatened in writing, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that concerns or involves the Property in any material manner.

(xiii) No Violation. Except as provided with the Seller’s Documents, Seller has not received written notice from any governmental authority of any violation of any federal, state, county or municipal laws, ordinances, orders, regulations and requirements affecting the Property or any portion thereof (each, a “Governmental Violation” and collectively, the “Governmental Violations”). If, after the Effective Date and prior to Closing, Seller receives written notice of a Governmental Violation, Seller shall promptly notify Purchaser of such Governmental Violation; provided, however that if Seller notifies Purchaser of a Governmental Violation after the expiration of the Inspection Period but prior to Closing which will cost more than Two Hundred Fifty Thousand and no/100ths Dollars ($250,000.00) in the aggregate to repair, Purchaser shall have the right, at Purchaser’s option and as Purchaser’s sole and exclusive remedy either to: (i) terminate this Agreement by written notice to Seller within five (5) days after the delivery of such written notice by Seller to Purchaser; whereupon this Agreement shall terminate, the Deposit shall be returned to Purchaser and both parties shall be released of all further obligations hereunder except those specifically provided to survive termination, or (ii) accept title to the Property subject to the disclosed Governmental Violation, without reduction in the Purchase Price and with Purchaser assuming all liability for the disclosed Governmental Violation following Closing.

(xiv) No ROFR. Except as otherwise provided in the Leases and/or the Seller’s Documents, the Property is not the subject of any unrecorded right of first refusal or option to purchase granted by Seller to any third party and, except for the right of Purchaser to acquire the Property pursuant to this Agreement, no other person, firm or entity has any right to acquire all or any portion of the Property or any interest therein.

(xv) No Written Notice of any Hazardous Materials. Except as set forth herein or in the Seller’s Documents, to Seller’s Knowledge, Seller has not received written notice of the existence of any Hazardous Materials (as defined below) located on the Property which are in violation of any applicable Environmental Laws (as defined below). Seller represents and warrants that the Seller’s Documents contain or will contain all of the environmental reports and assessments with respect to the Real Property that Seller has in Seller’s possession as of the Effective Date. “Hazardous Materials” shall mean (i) any toxic substance or hazardous waste, substance or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; (iii) any substance, gas material or chemical which is or may be defined as or included in the definition of “hazardous substances”, “toxic substances”, “hazardous materials”, “hazardous wastes” or words of similar import under any federal, state or local statute, law, code, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9061 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; and all relevant State environmental statutes; and (iv) any other chemical, material, gas, or substance, the exposure to or release of which is or may be prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Property or the operations or activity at the Property, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property. “Environmental Laws” means all applicable present federal, state or local statutes, regulations, rules, ordinances, and codes and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment.

(xvi) No Bankruptcy. To Seller’s Knowledge, no bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or threatened, against Seller.

(xvii) No Road Change. To Seller’s Knowledge, Seller has not received any written notice of (a) any federal, state or local plans to (1) change the highway or road system which abuts the Property, (2) restrict or change access from any such highway or road to the Property, (3) change the grade of any such highway or road to the Property, or (4) close any driveway or curb cut which provides access to the Property or (b) any pending or threatened condemnation of all or any portion of the Property or of any plans for improvements which might result in a special assessment against the Property.

(xviii) No Additional Obligations. To Seller’s Knowledge, other than for normal and customary obligations incurred by Seller in connection with the maintenance of the Property and as set forth in the Permitted Exceptions, no commitments relating to the Property have been made directly by Seller to any governmental authority, utility company, school board, church or other religious body or any homeowner or homeowner’s association or any other organization, group or individual which would impose an obligation upon Purchaser or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Real Property; and Seller has not received written notice from any governmental authority, notifying Seller that any such governmental authority has imposed any requirement that any developer of the Real Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with the Real Property, except for any of the foregoing matters that may be reflected in the Real Property’s real estate tax bills.

(xix) No Major Events. There shall not have occurred at any time from and after the Effective Date to the Closing Date any of the following events nor shall Seller have obtained any information that any of the following events will most likely occur within 90 days after the Closing Date: (a) there shall be a decrease in the net operating income of the Property by more than five percent (5%), (b) any Major Tenant closes its business operations on the Property with no intent to reopen, or files for protection against creditors under the Federal bankruptcy laws, or (c) any Major Tenant notifies Seller in writing or announces in a press release that it is either: (1) terminating its Lease earlier than the expiration of its current lease term or (2) that it will be vacating the premises it leases under its Lease but will continue to pay rent for the remaining term of its Lease.

(xx) Leases. The Leases delivered to Purchaser by Seller with Seller’s Documents (or prior thereto) are all of the lease documents and/or occupancy agreements in Seller’s possession with respect to the Property and are true, accurate and complete copies of the Leases in Seller’s possession and to Seller’s knowledge there are no other lease documents and/or occupancy agreements or oral understandings or side agreements with any tenant of the Property that has not been reduced to a writing and which is not set forth among the Leases.

(b) Except as expressly provided in Section 3.1 of this Agreement, Seller has made no representations or warranties with respect to any aspect of Seller’s Documents, including, but not limited to, their truthfulness, accuracy or completeness, and/or with respect to any physical aspects of the Real Property and no such representations or warranties shall be deemed implied and Seller hereby disclaims any such representations or warranties. Purchaser hereby acknowledges that no such representations or warranties have been made and that none shall be deemed implied.

(c) Purchaser expressly authorizes Seller to make whatever inquiries and disclosures with respect to Purchaser as Seller shall reasonably require, including, but not limited to, those required in connection with a credit investigation (e.g., with Dunn & Bradstreet or other credit reporting agency) and those in connection with the USA PATRIOT Act.

7.2 Survival: The representations and warranties of Seller contained in this Agreement shall survive for a period (“Survival Period”) of one hundred eighty (180) days after Closing. In connection with the foregoing, to the extent claims of Losses (defined below) are not made to Seller in the form of a written notice on or before the expiration of the Survival Period, then, thereafter, any such claims shall be forever barred, waived, released and discharged. In the event that any representation or warranty of Seller set forth in Section 7.1 of this Agreement is untrue or incorrect in any material respect or Seller updates, at Seller’s sole election, any representation or warranty in Section 7.1 of this Agreement at any time prior to the Closing Date upon written notice to Purchaser to the extent that the same is no longer true in any material respect, then Purchaser shall have the right, as its sole and exclusive remedy, to either (i) terminate this Agreement upon written notice to Seller within five (5) business days after Purchaser becomes aware that any such representation or warranty is untrue or incorrect in any material respect and obtain a refund of the Deposit and in such event, Seller shall also reimburse Purchaser for Purchaser’s actual third party out-of-pocket costs and expenses (including reasonable attorneys’ fees) that Purchaser has then incurred in connection with this Agreement (as supported by reasonably sufficient evidence of the same, including, but not limited to, paid in full invoices), provided, however, that in no event shall Seller’s obligation to reimburse Purchaser for any such costs and expenses (including reasonable attorneys’ fees) exceed Fifty Thousand and no/100ths Dollars ($50,000.00) in the aggregate, or (ii) close on the purchase of the Property notwithstanding that such representation or warranty is untrue or incorrect in any material respect. Except with respect to a representation or warranty that Seller knew to be untrue when Seller made it as of the Effective Date or for a representation or warranty that is rendered untrue by Seller’s intentional and knowing breach of one of its obligations expressly set forth in this Agreement after the Effective Date but prior to Closing, no claim by Purchaser or its permitted assignees and successors for a breach of a representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter, which was known to Purchaser prior to or on the Closing Date (either because Purchaser has discovered that a representation or warranty is untrue or Seller has disclosed to Purchaser that a representation or warranty is untrue prior to or on the Closing Date). Except as expressly provided in the prior sentence, if Purchaser elects to consummate the transaction described herein with such knowledge, then Purchaser shall be deemed to have waived any action against Seller or any right to be indemnified by Seller as expressly provided under this Agreement with respect to a breach of any such representation or warranty. This Section 7.2 shall survive Closing.

7.3 Indemnification by the Seller: Any limitation contained herein to the contrary notwithstanding:

(a) From and after the Closing, but subject to the terms of Section 7.2 above and Section 7.3(b) below, Seller shall indemnify and hold Purchaser, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (collectively, “Losses”), arising out of, or in any way relating to breach of any representation or warranty of Seller contained in this Agreement. The foregoing indemnity shall be deemed to include actual Losses only, and not punitive, indirect or consequential damages. In the event Purchaser becomes aware of any such Losses or the likelihood of such Losses, Purchaser shall give prompt written notice to Seller and Seller shall have the right and opportunity to defend against such Losses with counsel selected by Seller. In no event shall Seller be liable for any Losses relating to any breach of any representation or warranty contained herein, if and to the extent that Purchaser had actual knowledge of such breach prior to Closing, and Purchaser elects to proceed to Closing notwithstanding same.

(b) In addition to the limitations set forth in Section 7.2, Purchaser acknowledges and agrees that (i) Seller shall have no liability to Purchaser for any Losses unless claims of Losses exceed, individually or collectively in the aggregate, $25,000.00 (the “Floor”), in which event the full amount of such valid claims shall be actionable, up to the liability cap set forth in the following clause, (ii) recovery against Seller for any Losses shall be limited in all events to $350,000.00 in the aggregate (the “Cap”), and (iii) in no event shall Purchaser be entitled to seek or obtain consequential, indirect or punitive or other damages. The foregoing Floor and Cap shall not apply to the indemnification provided by Seller in Article XI hereof.

(c) Seller shall terminate all of the Contracts prior to or at the Closing.

(d) This Section 7.3 shall survive Closing.

7.4 Purchaser represents and warrants as follows:

(a) Authority. Purchaser has the right to execute this Agreement and to purchase the Property without obtaining the consent, approval, release, or signature of any other party. The signatories hereto on behalf of Purchaser have been duly authorized to execute and deliver this Agreement and to bind Purchaser hereto. Purchaser has full power to consummate the transaction described in this Agreement, the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transaction described herein has been duly and validly authorized by all necessary action and the observance of all required formalities on the part of Purchaser such that this Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

(b) No Conflict. Neither the execution and delivery of this Agreement nor the consummation by Purchaser of the transaction contemplated hereby will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Purchaser is a party, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to Purchaser.

(c) PATRIOT Act. Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on the List) or under any statute, executive order (including the Order), or other governmental action. Within 10 days after the Effective Date, Purchaser shall submit to Seller an organizational chart of Purchaser showing the names of all owners of interests, and percentages owned, whether direct or indirect, in Purchaser, such chart showing each level of ownership on down to the live body individuals that directly or indirectly own Purchaser, such chart showing the employer identification numbers and social security numbers of each such owner and each owner’s home and business address.

7.5 Prior to the expiration of the Inspection Period, Seller shall not, without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed (and such consent shall be deemed granted if no response to a request therefor has been received by Seller within five (5) days after request to Purchaser), enter into any new Lease or amend, modify or terminate any existing Lease (or related guaranty of such Lease). After the expiration of the Inspection Period, Seller shall not, without the prior written consent of Purchaser in Purchaser’s sole discretion, enter into any new Lease or amend, modify or terminate any existing Lease (or related guaranty of such Lease). Notwithstanding the foregoing, at any time during the pendency of this Agreement, Seller shall have the right, without Purchaser’s prior consent, in connection with any Tenant default, to exercise such remedies under the applicable Lease as are reserved therein or at law or in equity including termination of the applicable Lease. By 10 a.m. EST on the Monday of each calendar week during the period between the Effective Date and the Closing, Seller shall provide to Purchaser a written update as to the status of all pending lease negotiations with respect to the leasing of the Property.

7.6 From the Effective Date until the Closing or earlier termination of this Agreement Seller shall conduct the business of the Property in the ordinary course, and will not: (i) transfer or convey the Property or any interest in Seller, or enter into any agreement to do so; (ii) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (iii) enter into any contracts or commitments regarding the Property; (iv) fail to maintain and repair the Property in at least the manner that Seller has done previously; (v) change Seller’s existing policies of public liability and hazard and extended coverage insurance insuring the Property; (vi) fail to comply promptly with any notices of violation of laws or municipal ordinances, regulations, orders or requirements of departments of housing, building, fire, labor, health, or other state, city or municipal departments or other governmental authorities having jurisdiction against or affecting the Property or the use or operation thereof, without the prior written consent of Purchaser, which consent may be granted or denied in Purchaser’s sole discretion; and/or (vii) terminate any tax appeals, condemnation awards proceedings, insurance settlement negotiations or proceedings, zoning changes, public roadway and/or traffic realignment negotiations with public authorities or the like, and/or storm water management agreements, and the like benefiting the Property.

ARTICLE VIII

CLOSING DOCUMENTS AND DELIVERIES

On the Closing Date, Seller shall execute and deliver to Purchaser (as required) and Purchaser shall execute and deliver to Seller (as required) or they both shall otherwise execute and deliver to the Title Company if Closing will occur through an escrow arrangement with the Title Company acting as escrow agent the following:

8.1 Purchaser shall deliver to Seller the Purchase Price by wire transfer of readily available funds.

8.2 Seller shall execute and deliver to Purchaser the Deed.

8.3 Seller shall execute and deliver to Purchaser the Assignment and Assumption of Leases. On the Closing Date, Seller shall deliver to Purchaser the originally executed Leases to the extent that Seller has the same in Seller’s possession, or if any originals of the Leases are unavailable, certified copies of such unavailable Leases accompanied by an Affidavit of Lost Leases from Seller, together with an assignment of the Lease and unclaimed security deposits. Purchaser shall execute a counterpart of the Assignment and Assumption of Leases and deliver same to Seller at Closing.

8.4 Intentionally omitted.

8.5 Seller shall deliver to Purchaser all existing plans, permits, licenses, warranties, and specifications in Seller’s possession relating to the Real Property.

8.6 Seller shall execute and deliver the Bill of Sale.

8.7 Seller shall deliver to the Title Company such evidence of Seller’s authority to enter into this transaction which is reasonably required by the Title Company.

8.8 Seller shall execute and deliver such affidavit as the Title Company may reasonably require to remove its standard printed exceptions relating to, among other things, construction liens and rights of parties in possession, but not with respect to matters of survey.

8.9 Seller shall execute and deliver such corrective instruments or other instruments which are necessary to cure any defect(s) which Seller has expressly agreed to cure under Section 4.2 of this Agreement.

8.10 An updated Rent Roll certified by the Seller as true and correct in all material respects.

8.11 Seller shall deliver to Purchaser a notice to the tenants of the change of ownership of the Property in the form of Exhibit 8.11 attached hereto and made a part hereof.

8.12 Seller shall deliver to the Title Company an affidavit stating that Seller is not a “Foreign Person” within the meaning of the Internal Revenue Code.

8.13 Seller and Purchaser shall execute and deliver to each other the Closing Statement showing the amounts by which the Purchase Price shall be adjusted as of the Closing Date and in the following manner:

(a) Purchaser shall, at Purchaser’s sole cost and expense, pay the premium and all search and exam fees for the Title Commitment, the Title Insurance Policy and any endorsements Purchaser shall require. Purchaser shall pay all costs associated with the Survey. Purchaser shall, at Purchaser’s sole cost and expense, pay for all lease build out expenses, attorneys fees and brokerage commissions with respect to those Leases approved by Purchaser and executed and delivered from and after the Effective Date. Seller shall, at Seller’s sole cost and expense, pay all transfer taxes, deed stamps or the like, if any, associated with the delivery of the Deed. Purchaser shall, at Purchaser’s sole cost and expense, pay all recording fees for the recording of the Deed.

(b) Taxes shall be prorated between Purchaser and Seller in accordance with local custom for commercial real estate transactions involving property in the county in which the Property is located, provided that there shall be no proration for Publix provided that it reimburses the Landlord annually for Taxes under its Lease. Taxes for the year of Closing shall be prorated as of 12:01 a.m. on the Closing Date. Taxes shall be prorated based on amounts for the portion of the fiscal tax year which has elapsed prior to the Closing Date (with a credit given to Seller for any portion of such Taxes that have been paid by Seller), except that, if tax amounts for the current tax year are not available as of the Closing Date, prorations shall be made based on the Taxes for the preceding tax year as reflected in the most recent tax bills. If, subsequent to the Closing Date, Taxes for the current year are determined to be higher or lower than as prorated, a reproration and adjustment will be made at the request of Purchaser or Seller based upon the then most recent tax bills and such reproration shall be made within sixty (60) days of the date notice is provided by either Purchaser or Seller. This provision shall expressly survive Closing.

(c) Purchaser shall receive credit for all security deposits currently held by Seller on the Closing Date (including all interest earned thereon if required by applicable laws) which Seller is required to have in its possession or control pursuant to the terms of any Lease.

(d) Seller shall pay all water, sewer, utility charges, common area maintenance charges, and other operating expenditures through the day before the Closing Date. If final readings have not been taken, estimated charges shall be prorated between the parties and appropriate credits given, and post-closing adjustments shall be made when the actual billings are received. As of the Closing Date, Purchaser shall transfer the utility bills to Purchaser’s own name, and as such, Purchaser will be responsible for all utility charges accruing on and after the Closing Date and the Seller shall be directly billed for all utility charges accruing prior to the Closing Date.

(e) Rentals paid by Tenants and received by Seller prior to the Closing Date shall be prorated between the parties with rentals applicable to the period from and after the Closing Date allocated to Purchaser and with rentals applicable to the period prior to the Closing Date allocated to Seller (where such proration is made regardless of the day of the month on which a Tenant’s rent comes due so long as it is a day prior to the Closing Date and such rentals are actually received by Seller). All rent, to the extent collected by Seller on or prior to the Closing Date and which represents payments of rent applicable to the month in which the Closing Date occurs, shall be prorated and allocated as of the Closing Date based upon the actual number of days in the month in which the Closing occurs. If, on the Closing Date, there are any past due rents or other charges owing from Tenants or other occupants of the Real Property for the month in which Closing occurs which have not been actually collected by Seller, such rents and other charges shall not be prorated, as only actually collected rents are subject to the terms of this Section 8.14(e). To the extent that Purchaser receives any rent or other similar payments under any Lease (including monthly payments of escalation and percentage rents) or other occupancy arrangements after the Closing Date that are applicable to the period of time before the Closing Date, Purchaser shall render an accounting to Seller with respect to such rents and other similar payments and such rents and other similar payments shall be applied in the following order of priority, to the extent such calendar months have not been paid: (i) first to Purchaser for any calendar month or months following the calendar month in which the Closing occurred until the Tenant under its Lease is current with respect to all rents then due and payable after the Closing Date, (ii) then to Seller and Purchaser for the calendar month in which the Closing occurred with such rents and other similar payments being prorated in the same manner as otherwise provided in this Section 8.14(e) at Closing and on the Closing Statement, and (iii) then to Seller for the calendar months prior to the month in which the Closing occurred for all delinquent rents owed by the Tenants under their Leases. Purchaser shall exercise reasonable efforts to collect the rents described in clause (iii) of the foregoing sentence, including, but not limited to, invoicing Tenants for delinquent rent in accordance with its normal billing practices for ninety (90) days following the Closing Date; provided, however, that nothing in this section shall obligate Purchaser in any way to initiate formal collection efforts against any Tenant with respect to uncollected rents to which Seller may be entitled. For a period of one hundred twenty (120) days following Closing, Purchaser may not, however, waive any such delinquent amounts owed to Seller, nor modify the Leases so as to reduce or otherwise affect such amounts owed to Seller under the Leases for any period in which Seller is entitled to receive rent, without first obtaining Seller’s prior written consent. With respect to delinquent amounts of any kind owed by Tenants for the period prior to the Closing Date who are no longer Tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

(f) To the extent the Leases provide that the Tenants thereunder are required to reimburse the lessor for a portion of operating and maintenance expenses of the Real Property for such periods as are set forth in the respective Leases, Seller and Purchaser agree that these expenses (if actually collected) shall be prorated as of the Closing Date. With respect to those expense items for which sufficient information will not be available on the Closing Date to calculate a monetary proration as of Closing, Purchaser agrees to invoice Tenants for and collect those reimbursement expenses (on behalf of both Purchaser and Seller) and remit to Seller, within thirty (30) days after Purchaser’s receipt of actual collected reimbursements, Seller’s pro rata share of such collected reimbursements, together with a written accounting of Purchaser’s invoices and receipts and its proration calculations. Purchaser shall use good faith efforts to collect from the Tenants the expense reimbursements due to Seller and shall remit Seller’s pro rata share of such collected reimbursements within thirty (30) days after Purchaser’s receipt thereof. Within ninety (90) days following the Closing Date, Seller shall deliver to Purchaser a full accounting of the 2012 prorations made with respect to the Leases.

(g) If and when collected, reimbursements received from the Tenants by Seller or Purchaser of amounts paid for Taxes shall be prorated between the parties in the manner hereinabove provided for the proration of Taxes.

ARTICLE IX

DAMAGE

In the event that any improvements located upon the Property shall be damaged or destroyed by fire, storm or other casualty before the Closing Date and the cost to repair such casualty shall exceed $500,000.00, then Purchaser shall have the right to terminate this Agreement by providing to Seller a written notice of termination within fifteen (15) days after receiving notice of such fire, storm or other casualty and upon such termination, anything herein contained to the contrary notwithstanding, and, the Deposit shall be refunded to Purchaser. In the event Purchaser shall not elect to terminate this Agreement or in the event Purchaser fails timely to terminate this Agreement pursuant to the foregoing or in the event of any damage or destruction to such improvements the cost of repair for which is less than $500,000.00 (for which no termination right shall apply under this Article IX), Purchaser shall be entitled to receive at Closing an absolute assignment from Seller of any interest Seller may have otherwise had in the proceeds of any insurance on the Property (including any rent loss insurance allocable to the period from and after the Closing Date) less any costs incurred by Seller in securing such proceeds and/or adjusting the loss (but in no event shall such costs incurred by Seller exceed ten percent (10%) of the total proceeds received by Seller) and/or in undertaking any required repairs and Purchaser shall proceed with the Closing on the Property in its then “as-is” condition with a reduction in the Purchase Price equivalent to the deductible paid by Seller for such insurance policy, if any, as soon as reasonably possible after the occurrence of any such event.

ARTICLE X

CONDEMNATION

10.1 In the event that, between the Effective Date and the Closing Date, any condemnation or eminent domain proceedings are initiated which would result in the taking of any “material part” (as hereinafter defined) of the Real Property or the buildings and improvements located on the Real Estate, Purchaser may:

(a) terminate this Agreement by providing written notice to Seller and receive a refund of the Deposit (within the time periods provided for in Section 10.2 below); or

(b) proceed with the Closing, in which event Seller shall assign to Purchaser at Closing all of Seller’s right, title and interest in and to any award made in connection with any such condemnation or eminent domain proceedings, with the Property being in its then “as is” condition with no reduction to the Purchase Price.

10.2 Seller shall promptly notify Purchaser in writing if Seller has actual knowledge of the threat of, commencement or occurrence of any condemnation or eminent domain proceedings. Purchaser shall then notify Seller, within ten (10) days of Purchaser’s receipt of Seller’s notice, which of Purchaser’s rights Purchaser elects to exercise under Section 10.1(a) or (b). If Purchaser fails to make an election within such ten (10) day period, Purchaser shall be deemed to have elected to exercise Purchaser’s rights under Section 10.1(b). As used in this Article X, “material part” shall mean (i) a portion of the Real Property with a value equal to or greater than Five Hundred Thousand and no/100ths Dollars ($500,000.00), (ii) any rights of access to or from the existing primary ingress and egress points of access to the Real Property are the subject of such condemnation or eminent domain proceedings or (iii) a portion of the Real Property which is used exclusively for parking and is needed in order for the Real Property to comply with all applicable laws and ordinances is the subject of such condemnation or eminent domain proceedings.

ARTICLE XI

BROKER

Purchaser represents and warrants that it has not been represented by any broker in connection with the purchase of the Property. Seller represents and warrants that it has been represented in this transaction by Broker and that Seller will be responsible for the commission due Broker in the event of Closing pursuant to a separate agreement between Seller and Broker. Seller and Purchaser shall indemnify and hold the other harmless from any loss, cost, liability or expense (including reasonable attorneys’ fees and costs) on account of the indemnifying party’s breach of this Article XI.

ARTICLE XII

MISCELLANEOUS

12.1 This Agreement and the exhibits attached hereto embody the entire agreement between the parties in connection with this transaction and there are no oral or parole agreements existing between the parties relating to this transaction which are not expressly set forth herein and covered hereby; this Agreement may not be modified except in writing signed by all parties.

12.2 Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party to any of its rights hereunder. No waiver by any party at any time, expressed or implied, of any breach of any provision of this Agreement shall be deemed a waiver or a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any action on the same or any subsequent occasion.

12.3 The captions, section numbers and article numbers appearing in this Agreement are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of such sections or articles of this Agreement nor in any way affect this Agreement.

12.4 No party other than Seller and Purchaser and their successors and assigns, shall have any rights to enforce or rely upon this Agreement, which is binding upon and made solely for the benefit of Seller and Purchaser and their successors and assigns, and not for the benefit of any other party.

12.5 All notices provided for or permitted to be given pursuant to this Agreement must be in writing. All notices to be sent hereunder shall be deemed to have been properly given or served: if hand delivered by courier, in hand when received; if mailed, on the third business day following the date upon which the same is deposited in the United States mail, addressed to the recipient of the notice, certified with return receipt requested; if by telecopy, on the date sent (or the next business day after the date of transmission if the transmission day is not a business day) provided that the facsimile was properly addressed and that a duplicate notice was forwarded via nationally recognized overnight courier guarantying next day delivery; if by electronic mail, on the date sent (or the next business day after the date of transmission if the transmission day is not a business day) provided that the electronic mail was properly addressed and that a duplicate notice was forwarded via nationally recognized overnight courier guarantying next day delivery; and, if by nationally recognized overnight courier guarantying overnight delivery, on the day such notice was deposited with such a courier, so long as the day of deposit was on a service day of such courier and prior to the last pick up for such day.

If to Purchaser:	The Phillips Edison Group LLC
c/o Phillips Edison & Company
11501 Northlake Drive
Cincinnati, Ohio 45249
Fax: (513) 956-5660
E-mail: dwik@phillipsedison.com j
Attention: David Wik

With a copy to:	The Phillips Edison Group LLC
c/o Phillips Edison & Company
11501 Northlake Drive
Cincinnati, Ohio 45249
Fax: (513) 956-5660
E-mail: jstaffilino@phillipsedison.com
Attention: Joel Staffilino

With a copy to:	Honigman Miller Schwartz and Cohn LLP
38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan 48304-5048
Fax: (248) 566-8479
E-mail: jrothstein@honigman.com
Attention: J. Adam Rothstein, Esq.

If to Seller:	CRP II – Glynn Place, LLC
102 West Whiting Street
Suite 600
Tampa, Florida 33602
Fax: (813) 574-6771
E-mail: cberger@forgecapitalpartners.com
Attention: Caetie Berger

With a copy to:	Michael D. Karsch, Esq.
Belson Karsch, LLC
2000 Glades Road, Suite 300
Boca Raton, Florida 33431
Fax: (561) 613-4100
E-mail: mkarsch@karschlaw.com

12.6 This Agreement shall be governed by the laws of the State in which the Property is located.

12.7 This Agreement may be executed in any number of counterparts, each of which, when taken together, shall be deemed to be one and the same instrument. Executed copies of this Agreement may be delivered between the parties via telecopy or electronic mail.

12.8 Neither Purchaser nor Seller shall record this Agreement or any memorandum thereof in any public records or make any press release or other public disclosure concerning the transaction contemplated hereby and each party shall use its diligent and commercially reasonable efforts to prevent disclosure of the transaction contemplated hereby prior to Closing, other than (a) to directors, trustees and officers and members or shareholders of the parties or any qualified intermediary in connection with a like kind exchange of real estate associated herewith, and employees, agents, bankers, attorneys, accountants, consultants and affiliates of the parties who are involved in the ordinary course of business with the transaction contemplated hereby, and to Purchaser’s lender, the Title Company and Purchaser’s consultants who are retained to investigate the Property, all of which shall be instructed to comply with the non-disclosure provisions hereof, (b) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction, and/or (c) as required for any SEC filing. This Section 12.8 shall survive the expiration or earlier termination of this Agreement, anything herein contained to the contrary notwithstanding.

12.9 Purchaser may not assign this Agreement or its rights hereunder without the prior written consent of Seller, which consent may be withheld in its sole discretion and any such consented to assignment by Purchaser shall not release Purchaser from liability hereunder.

12.10 Except as otherwise expressly provided herein, no representations, warranties, covenants, agreements or other obligations in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing Date.

12.11 Seller reserves the right to effectuate the sale of the Property by means of an exchange of “like-kind” property which will qualify as such under Section 1031 of the Code and the regulations promulgated thereunder. Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a qualified intermediary as provided in I.R.C. Reg. 1.1031(k)-1(g)(4) on or before the date of Closing. Upon written notice from Seller to Purchaser, Purchaser agrees to cooperate with Seller to effect a like-kind exchange, provided that such cooperation shall be subject to the following conditions: (a) such exchange shall not delay the date of Closing by more than fifteen (15) days and shall occur either simultaneously with the Closing or the sale proceeds payable to Seller shall be paid to a third party Title Company or intermediary and title conveyed to Purchaser, such that Purchaser shall not be required to participate in any subsequent closing, (b) Purchaser shall not be obligated to spend any sums or occur any expenses in excess of the sums and expenses which would have been spent or incurred by Purchaser if there had been no exchange, and (c) Purchaser shall not be obligated to acquire, accept title to or convey any property other than the property to be conveyed to Purchaser pursuant to this Agreement.

12.12 As used herein, the phrase “business days” shall be deemed to mean all days other than Saturdays, Sundays and legal holidays in the state in which the Real Property is located and those days on which banking institutions in such state are authorized by law to close for business.

12.13 The parties acknowledge that the purchase and sale of the Property involves only the purchase and sale of the Property and that Seller is not selling a business nor do the parties intend that Purchaser be deemed a successor of Seller with respect to any liabilities of Seller to any third parties other than the tenants under the Leases or as otherwise set forth herein. Accordingly, Purchaser shall neither assume nor be liable for the Seller Debts (as hereinafter defined) or any of the debts, liabilities, taxes or obligations of, or claims against any other person or entity, of any kind or nature, whether existing now, upon Closing or at any time thereafter, which shall be solely those of Seller, and Seller hereby agrees to indemnify, defend and hold harmless Purchaser against any loss, cost, liability, damage or expense with respect thereto. “Seller Debts” are the debts, liabilities, taxes, obligations and claims for which Seller alone is liable and shall include (a) all payments and benefits to past and/or present employees of Seller in connection with the business being conducted on or from the Property as may have accrued through Closing, (including, but not limited to, salaries, wages, commissions, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, or any other form of compensation or fringe benefit), (b) obligations of Seller under any Leases or occupancy agreements accruing prior to Closing, unless specifically assumed by Purchaser, and (c) obligations of Seller under the Contracts.

12.14 Purchaser has advised Seller that Purchaser may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Property for up to three (3) fiscal years prior to Closing and any interim period during the fiscal year in which the Closing occurs (the “Financial Information”). Following the Closing, Seller agrees to use its commercially reasonably efforts to cooperate with Purchaser and its representatives and agents in the preparation of the Financial Information; provided, however, Seller shall not be required to incur any out of pocket expenses or costs unless Purchaser reimburses Seller for the same. Seller shall maintain and allow access to, during normal business hours, such books and records of Seller and Seller’s manager of the Property reasonably related to the Property. Further, so long as the persons in charge of management of the Property at the time of Closing remains in the employ of Seller or an affiliate of Seller, Seller will make such persons available for interview. Notwithstanding the foregoing, Seller shall not be required to provide any information concerning (a) Seller’s capital structure or debt, (b) Seller’s financial analyses or projections, investment analyses, account summaries or other documents prepared solely for Seller’s internal purposes and not directly related to the operation of the Property, (c) Seller’s tax returns, (d) financial statements of Seller or any affiliate of Seller (other than Property-level financial statements), or (e) periods prior to Seller’s ownership to the extent not in Seller’s possession since Seller has owned the Property for less than three (3) fiscal years. Purchaser acknowledges Purchaser may not use the results of its review under this Section 15.15 to pursue any claim against Seller under the terms of this Agreement, unless the basis of the claim was discovered by Purchaser or its representatives or agents independently of any such review.

[END OF TEXT – SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

CRP II – GLYNN PLACE, LLC
a Delaware limited liability company

By CRP II PARTNERS, LLC, its manager

By:	/s/ Robert Moreyra
Name:	Robert Moreyra
Its:	President

“Seller”

Dated: March 26, 2012

THE PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP,
a Delaware limited partnership, Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation, General Partner

		By:	/s/ Robert F. Myers
		Name:	Robert F. Myers
		Its:	President

“Purchaser”

Dated: March 26, 2012

DEPOSIT ACKNOWLEDGMENT

The undersigned hereby acknowledges receipt of the Deposit and agrees to hold the same pursuant to terms of the Agreement. The liability of the undersigned is limited by the terms and conditions expressly set forth herein and by the laws of the state in which the Property is located and in no event shall the liability of the undersigned exceed the amount of the Deposit. The undersigned shall have no liability whatsoever on account of or occasioned by any failure or negligence on the part of any bank, savings and loan or other savings institution wherein the Deposit is deposited, provided, however, that such institution is, at the time of deposit of the Deposit, federally insured. In the event of litigation affecting the duties of the undersigned as Title Company relating to this Agreement and the Deposit, Seller and Purchaser, jointly and severally, shall reimburse the undersigned for all expenses incurred by the undersigned, including reasonable attorneys’ fees, unless such litigation results from or is caused by the gross negligence or misfeasance of the undersigned. In the event of any dispute between Seller and Purchaser pertaining to the Deposit, the undersigned may commence an interpleader action and deposit the Deposit with a court of competent jurisdiction and in such event, the undersigned shall be relieved of all further obligation and liability.

TITLE SOURCE, INC.

By:	/s/ Robert S. Powell
Name:	Robert S. Powell
Its:	Account Executive
Escrow #56425728
Address: 1450 W. Long Lake Road Suite 400 Troy, MI 48098 Phone: (248) 312-2660 Fax: (877) 382-6485 E-mail: BobPowell@TitleSource.com

Dated: March 28, 2012

Exhibit List

Exhibit 1.1	Assignment and Assumption of Leases
Exhibit 1.2	Intentionally omitted
Exhibit 1.3	Bill of Sale
Exhibit 1.8	List of Contracts
Exhibit 1.9	Deed
Exhibit 1.20	Personality List
Exhibit 1.22	Legal Description
Exhibit 1.25	Rent Roll
Exhibit 1.26	Seller’s Documents
Exhibit 3.7	Form of Estoppel Certificate
Exhibit 8.11	Notice to Tenants

EXHIBIT 1.1

ASSIGNMENT AND ASSUMPTION OF LEASES

KNOW ALL MEN that CRP II - GLYNN PLACE LLC, a Delaware limited liability company (“Assignor”), in consideration of Ten ($10.00) Dollars and other good and valuable consideration, received from                             , a                              (“Assignee”), does hereby assign, transfer and deliver unto Assignee, all of its right, title and interest in and to the leases, together with all security deposits presently held by Assignor in connection therewith (collectively, the “Leases”) affecting the premises known as VILLAGE AT GLYNN PLACE more particularly described on Schedule A annexed hereto.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions hereof and of said Leases.

AND Assignee does hereby acknowledge receipt of said Leases (including the security deposits) so delivered, and does hereby (a) accept the within assignment, (b) assume the performance of all of the terms, covenants and conditions of the said Leases on the part of the lessor/Assignor thereunder which are to be performed or arise from and after the date hereof, and (c) indemnify, defend and hold Assignor free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments (including reasonable attorneys’ fees and disbursements) which Assignor may suffer as a direct result of any default on the part of Assignee to perform said terms, covenants and conditions of the Leases or in any way relating to the security deposits.

This assignment is made without warranty or representation by the Assignor and without recourse to the Assignor in any manner whatsoever. This assignment and assumption agreement shall inure to the benefit of Assignee and Assignor and their respective successors and assigns and shall be governed by the laws of the State of Georgia. This assignment and assumption agreement may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto.

None of the provisions of this instrument are intended to be, nor shall they be construed to be, for the benefit of any third party.

[Signatures appear on following page]

Exhibit

SIGNATURE PAGE TO

ASSIGNMENT AND ASSUMPTION OF LEASES

IN WITNESS WHEREOF, Assignor and Assignee have only executed this assignment and assumption agreement this              day of             , 2012.

CRP II - GLYNN PLACE LLC,
a Delaware limited liability company

By CRP II PARTNERS, LLC, its manager

By:

Name:

Its:

“Assignor”

,

a

By:

Name:

Its:

“Assignee”

Exhibit continued

SCHEDULE A TO ASSIGNMENT AND ASSUMPTION OF LEASES

Legal Description

COMBINED ALL THAT CERTAIN LOT, PARCEL OR TRACT OF LAND SITUATE, LYING AND BEING IN GEORGIA MILITIA DISTRICT NO. 26, GLYNN COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A DRILL HOLE IN CONCRETE WHOSE COORDINATES ARE: X = 714,390.586, Y = 442,060.672, GEORGIA COORDINATE SYSTEM, EAST ZONE, SAID POINT ALSO BEING A POINT ON THE WESTERLY RIGHT-OF-WAY OF ALTAMA AVENUE; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 423.19 FEET TO AN IRON PIN; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY PROCEED NORTH 32 DEGREES 31 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 28.28 FEET TO AN IRON PIN; THENCE PROCEED NORTH 77 DEGREES 31 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 155.00 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 58 DEGREES 16 MINUTES 27 SECONDS WEST FOR A DISTANCE OF 41.91 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 193.61 FEET TO AN IRON PIN; THENCE PROCEED NORTH 83 DEGREES 52 MINUTES 24 SECONDS WEST FOR A DISTANCE OF 507.21 FEET TO AN IRON PIN; THENCE PROCEED NORTH 83 DEGREES 52 MINUTES 24 SECONDS WEST FOR A DISTANCE OF 157.85 FEET TO AN IRON PIN; THENCE PROCEED NORTH 81 DEGREES 25 MINUTES 40 SECONDS WEST FOR A DISTANCE OF 2.32 FEET TO AN IRON PIN; THENCE PROCEED NORTH 13 DEGREES 01 MINUTES 58 SECONDS WEST FOR A DISTANCE OF 170.54 FEET TO A POINT; THENCE PROCEED SOUTH 77 DEGREES 34 MINUTES 18 SECONDS EAST FOR A DISTANCE OF 50.27 FEET TO A POINT; THENCE PROCEED NORTH 12 DEGREES 24 MINUTES 16 SECONDS EAST FOR A DISTANCE OF 264.45 FEET TO A POINT; THENCE PROCEED NORTH 77 DEGREES 32 MINUTES 57 SECONDS WEST FOR A DISTANCE OF 67.26 FEET TO A POINT; THENCE PROCEED NORTH 12 DEGREES 29 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 207.03 FEET TO A IRON PIN; THENCE PROCEED NORTH 47 DEGREES 02 MINUTES 22 SECONDS WEST FOR A DISTANCE OF 58.90 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 76 DEGREES 58 MINUTES 02 SECONDS WEST FOR A DISTANCE OF 189.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 26 DEGREES 46 MINUTES 22 SECONDS EAST FOR A DISTANCE OF 54.67 FEET TO AN IRON PIN; THENCE PROCEED NORTH 76 DEGREES 58 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 154.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 76 DEGREES 58 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 38.63 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 314.62 FEET TO AN IRON PIN; THENCE PROCEED NORTH 12 DEGREES 28 MINUTES 56 SECONDS EAST FOR A DISTANCE OF 219.87 FEET TO AN IRON PIN; THENCE PROCEED IN AN EASTERLY DIRECTION 19.67 FEET ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 1449.99 FEET TO A PK NAIL AND WASHER; THENCE SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 26.33 FEET TO AN IRON PIN;

Exhibit continued

THENCE SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 220.00 FEET TO A POINT; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 177.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 12 DEGREES 28 MINUTES 56 SECONDS EAST FOR A DISTANCE OF 220.00 FEET TO AN IRON PIN ON THE SOUTHERLY RIGHT-OF-WAY OF ALTAMA CONNECTOR; THENCE PROCEED ALONG SAID RIGHT-OF-WAY SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 225.00 FEET TO AN IRON PIN; THENCE DEPARTING SAID SOUTHERLY RIGHT- OF-WAY PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 230.00 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 230.00 FEET TO A DRILL HOLE IN CONCRETE, THE SAID POINT OF BEGINNING.

SAID PARCEL CONTAINS 14.66 ACRES.

Exhibit continued

EXHIBIT 1.2

Intentionally omitted

Exhibit

EXHIBIT 1.3

BILL OF SALE

FOR $1.00 RECEIVED as of                     , 2012 and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, CRP II - GLYNN PLACE LLC., a Delaware limited liability company (“Assignor”), does hereby quit claim, assign, transfer, convey and deliver to                                                              , a                                     , the undivided right, title and interest in and to the personal property situated on and/or used in connection with the operation of that certain real property more particularly described on Schedule A attached hereto and incorporated herein by reference, to the extent of Assignor’s right, title and interest, if any, therein or thereto, but without warranty of title, condition or otherwise.

IN WITNESS WHEREOF, Assignor has executed this Bill of Sale.

CRP II - GLYNN PLACE LLC,
a Delaware limited liability company

By CRP II PARTNERS, LLC, its manager

By:

Name:

Its:

“Assignor”

Exhibit

SCHEDULE A TO BILL OF SALE

Legal Description

COMBINED ALL THAT CERTAIN LOT, PARCEL OR TRACT OF LAND SITUATE, LYING AND BEING IN GEORGIA MILITIA DISTRICT NO. 26, GLYNN COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A DRILL HOLE IN CONCRETE WHOSE COORDINATES ARE: X = 714,390.586, Y = 442,060.672, GEORGIA COORDINATE SYSTEM, EAST ZONE, SAID POINT ALSO BEING A POINT ON THE WESTERLY RIGHT-OF-WAY OF ALTAMA AVENUE; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 423.19 FEET TO AN IRON PIN; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY PROCEED NORTH 32 DEGREES 31 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 28.28 FEET TO AN IRON PIN; THENCE PROCEED NORTH 77 DEGREES 31 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 155.00 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 58 DEGREES 16 MINUTES 27 SECONDS WEST FOR A DISTANCE OF 41.91 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 193.61 FEET TO AN IRON PIN; THENCE PROCEED NORTH 83 DEGREES 52 MINUTES 24 SECONDS WEST FOR A DISTANCE OF 507.21 FEET TO AN IRON PIN; THENCE PROCEED NORTH 83 DEGREES 52 MINUTES 24 SECONDS WEST FOR A DISTANCE OF 157.85 FEET TO AN IRON PIN; THENCE PROCEED NORTH 81 DEGREES 25 MINUTES 40 SECONDS WEST FOR A DISTANCE OF 2.32 FEET TO AN IRON PIN; THENCE PROCEED NORTH 13 DEGREES 01 MINUTES 58 SECONDS WEST FOR A DISTANCE OF 170.54 FEET TO A POINT; THENCE PROCEED SOUTH 77 DEGREES 34 MINUTES 18 SECONDS EAST FOR A DISTANCE OF 50.27 FEET TO A POINT; THENCE PROCEED NORTH 12 DEGREES 24 MINUTES 16 SECONDS EAST FOR A DISTANCE OF 264.45 FEET TO A POINT; THENCE PROCEED NORTH 77 DEGREES 32 MINUTES 57 SECONDS WEST FOR A DISTANCE OF 67.26 FEET TO A POINT; THENCE PROCEED NORTH 12 DEGREES 29 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 207.03 FEET TO A IRON PIN; THENCE PROCEED NORTH 47 DEGREES 02 MINUTES 22 SECONDS WEST FOR A DISTANCE OF 58.90 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 76 DEGREES 58 MINUTES 02 SECONDS WEST FOR A DISTANCE OF 189.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 26 DEGREES 46 MINUTES 22 SECONDS EAST FOR A DISTANCE OF 54.67 FEET TO AN IRON PIN; THENCE PROCEED NORTH 76 DEGREES 58 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 154.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 76 DEGREES 58 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 38.63 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 314.62 FEET TO AN IRON PIN; THENCE PROCEED NORTH 12 DEGREES 28 MINUTES 56 SECONDS EAST FOR A DISTANCE OF 219.87 FEET TO AN IRON PIN; THENCE PROCEED IN AN EASTERLY DIRECTION 19.67 FEET ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 1449.99 FEET TO A PK NAIL AND WASHER; THENCE SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 26.33 FEET TO AN IRON PIN;

Exhibit continued

THENCE SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 220.00 FEET TO A POINT; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 177.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 12 DEGREES 28 MINUTES 56 SECONDS EAST FOR A DISTANCE OF 220.00 FEET TO AN IRON PIN ON THE SOUTHERLY RIGHT-OF-WAY OF ALTAMA CONNECTOR; THENCE PROCEED ALONG SAID RIGHT-OF-WAY SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 225.00 FEET TO AN IRON PIN; THENCE DEPARTING SAID SOUTHERLY RIGHT- OF-WAY PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 230.00 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 230.00 FEET TO A DRILL HOLE IN CONCRETE, THE SAID POINT OF BEGINNING.

SAID PARCEL CONTAINS 14.66 ACRES.

Exhibit continued

EXHIBIT 1.8

LIST OF CONTRACTS

Exhibit

EXHIBIT 1.9

DEED

This instrument prepared by:

Property Appraiser’s

Parcel Identification

No.

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED made this             day of                                     , 2012, by CRP II—GLYNN PLACE LLC, a Delaware limited liability company, whose mailing address is 102 W. Whiting Street, Suite 600, Tampa, Florida 33602, hereinafter called the GRANTOR to                                                                          , a                                                                          , whose mailing address is                                                                                                                                                , hereinafter called the GRANTEE.

W I T N E S S E T H:

That GRANTOR, for and in consideration of nominal (but no monetary) consideration, receipt whereof is hereby acknowledged, by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto Grantee, all that certain land situated in Hillsborough County, Florida, viz:

SEE EXHIBIT “A” ATTACHED HERETO FOR LEGAL DESCRIPTION;

TOGETHER with all the tenements, hereditaments and appurtenances, with every privilege, right, title, interest and estate, reversion, remainder and easement thereto belonging or in anywise appertaining.

TO HAVE AND TO HOLD the same in fee simple forever.

And the Grantor does hereby covenant that, except for restrictions and matters appearing of record and all zoning, restrictions, prohibition and other requirements imposed by governmental authority, the deed restrictions and the title exceptions set forth on Exhibit “B” attached hereto and made a part hereof, Grantor hereby covenants with said Grantee that the Grantor is lawfully seized said land in fee simple; that the Grantor has good right and lawful authority to sell and convey said land; that the Grantor will defend the same against the lawful claims of all persons claiming by, through or under the Grantor.

Wherever used herein, the terms “GRANTOR” and “GRANTEE” shall include the heirs, personal representatives, successors and/or assigns of the respective parties hereto.

Exhibit

IN WITNESS WHEREOF, the said GRANTOR has caused these presents to be signed the day and year above written.

Signed, sealed and delivered

in the presence of:

GRANTOR: CRP II – GLYNN PLACE, LLC, a Delaware limited liability company

By CRP II PARTNERS, LLC, its manager

By:
Name:
Its:

STATE OF	)
) ss:
COUNTY OF	)

The foregoing instrument was acknowledged before me this                      day of                             , 2012 by                                                                                               , the manager of CRP II Partners, LLC, a Delaware limited liability company, the manager of CRP II – Glynn Place, LLC, a Delaware limited liability company, on behalf of the company.

, Notary Public
, County,
My commission expires:
Acting in County,

Exhibit continued

EXHIBIT “A”

Legal Description

COMBINED ALL THAT CERTAIN LOT, PARCEL OR TRACT OF LAND SITUATE, LYING AND BEING IN GEORGIA MILITIA DISTRICT NO. 26, GLYNN COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A DRILL HOLE IN CONCRETE WHOSE COORDINATES ARE: X = 714,390.586, Y = 442,060.672, GEORGIA COORDINATE SYSTEM, EAST ZONE, SAID POINT ALSO BEING A POINT ON THE WESTERLY RIGHT-OF-WAY OF ALTAMA AVENUE; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 423.19 FEET TO AN IRON PIN; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY PROCEED NORTH 32 DEGREES 31 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 28.28 FEET TO AN IRON PIN; THENCE PROCEED NORTH 77 DEGREES 31 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 155.00 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 58 DEGREES 16 MINUTES 27 SECONDS WEST FOR A DISTANCE OF 41.91 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 193.61 FEET TO AN IRON PIN; THENCE PROCEED NORTH 83 DEGREES 52 MINUTES 24 SECONDS WEST FOR A DISTANCE OF 507.21 FEET TO AN IRON PIN; THENCE PROCEED NORTH 83 DEGREES 52 MINUTES 24 SECONDS WEST FOR A DISTANCE OF 157.85 FEET TO AN IRON PIN; THENCE PROCEED NORTH 81 DEGREES 25 MINUTES 40 SECONDS WEST FOR A DISTANCE OF 2.32 FEET TO AN IRON PIN; THENCE PROCEED NORTH 13 DEGREES 01 MINUTES 58 SECONDS WEST FOR A DISTANCE OF 170.54 FEET TO A POINT; THENCE PROCEED SOUTH 77 DEGREES 34 MINUTES 18 SECONDS EAST FOR A DISTANCE OF 50.27 FEET TO A POINT; THENCE PROCEED NORTH 12 DEGREES 24 MINUTES 16 SECONDS EAST FOR A DISTANCE OF 264.45 FEET TO A POINT; THENCE PROCEED NORTH 77 DEGREES 32 MINUTES 57 SECONDS WEST FOR A DISTANCE OF 67.26 FEET TO A POINT; THENCE PROCEED NORTH 12 DEGREES 29 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 207.03 FEET TO A IRON PIN; THENCE PROCEED NORTH 47 DEGREES 02 MINUTES 22 SECONDS WEST FOR A DISTANCE OF 58.90 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 76 DEGREES 58 MINUTES 02 SECONDS WEST FOR A DISTANCE OF 189.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 26 DEGREES 46 MINUTES 22 SECONDS EAST FOR A DISTANCE OF 54.67 FEET TO AN IRON PIN; THENCE PROCEED NORTH 76 DEGREES 58 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 154.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 76 DEGREES 58 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 38.63 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 314.62 FEET TO AN IRON PIN; THENCE PROCEED NORTH 12 DEGREES 28 MINUTES 56 SECONDS EAST FOR A DISTANCE OF 219.87 FEET TO AN IRON PIN; THENCE PROCEED IN AN EASTERLY DIRECTION 19.67 FEET ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 1449.99 FEET TO A PK NAIL AND WASHER; THENCE SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 26.33 FEET TO AN IRON PIN;

Exhibit continued

THENCE SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 220.00 FEET TO A POINT; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 177.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 12 DEGREES 28 MINUTES 56 SECONDS EAST FOR A DISTANCE OF 220.00 FEET TO AN IRON PIN ON THE SOUTHERLY RIGHT-OF-WAY OF ALTAMA CONNECTOR; THENCE PROCEED ALONG SAID RIGHT-OF-WAY SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 225.00 FEET TO AN IRON PIN; THENCE DEPARTING SAID SOUTHERLY RIGHT- OF-WAY PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 230.00 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 230.00 FEET TO A DRILL HOLE IN CONCRETE, THE SAID POINT OF BEGINNING.

SAID PARCEL CONTAINS 14.66 ACRES.

Exhibit continued

EXHIBIT “B”

Permitted Exceptions

1. The facts and other matters that would be shown on an accurate ALTA/ACSM Land Title Survey of the real property conveyed in this deed (the “Property”).

2. All facts, matters and encumbrances relating to the Property disclosed in public records, but excluding any encumbrances, if any, that Grantor agreed in writing to release, remove, cure or discharge.

3. All statutes, ordinances, rules, regulations, codes, directives and laws of any of the various federal, state, county, parish and municipal governmental and quasi-governmental bodies or agencies having jurisdiction over the Property or any portions thereof (each an “Authority” and collectively, the “Authorities”), and any binding written interpretations, binding written policies and binding written decisions relating thereto, and any amendments, modifications and supplements thereof, including without limitation, any and all zoning ordinances and statutes, building codes, rules and regulations, and environmental laws, now or hereafter applicable to the Property or any portions thereof, or the use, ownership, occupancy or operation of the Property or any portions thereof (collectively, “Governmental Regulations”).

4. The liens of real property taxes, business improvement district, special and other assessments, water and sewer rents charged by Authorities, ad valorem taxes, personal property taxes and similar charges (collectively, “Taxes”), not yet due and payable.

5. The leases and any subleases, licenses or other occupancies by or through the leases, and the rights of tenants under the leases and any other parties in possession pursuant to any subleases, licenses or other occupancy agreements by or through the leases, as tenants only.

6. Notes or notices of violations of Governmental Regulations issued by any Authorities with respect to the Property and any conditions which could give rise to the issuance of any such note or notice, any liens as a consequence of any actions taken by any Authority in connection with any such notes, notices or conditions and the liens of any fines or penalties relating thereto.

7. Financing statements filed more than five (5) years prior to the date of the execution and delivery of this deed by Grantor and not renewed, or filed against property or equipment owned or leased by tenants or other occupants of the Property, or relating to mortgages which have been satisfied of record.

8. Rights of utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over and under the Properties, provided such rights do not materially and adversely affect the ability of the Improvements to be used for their respective current uses.

9. Encroachments of stoops, areas, cellar steps, trim cornices, lintels, window sills, awnings, canopies, ledges, fences, hedges, coping and retaining walls projecting from the improvements on the Property over any street or highway or over any adjoining property, encroachments from any adjoining property onto the Property and any party walls and rights deriving therefrom, provided such matters do not materially and adversely affect the ability of the improvements to be used for their respective current uses.

10. Revocability or lack of right to maintain vaults, coal chutes, excavations or sub-surface equipment beyond the record lines of the Property.

11. Mechanics’ liens, materialman’s liens, artisan’s liens, and any other encumbrances, if any, which are required to be removed or bonded by a tenant at the Property.

12. Instruments that sever, reserve and/or transfer any mineral rights.

13. Any liens or other encumbrances associated with the indebtedness or other obligations, if any, assumed in writing by Grantee.

Exhibit continued

EXHIBIT 1.20

PERSONALTY LIST

None.

Exhibit

EXHIBIT 1.22

LEGAL DESCRIPTION

COMBINED ALL THAT CERTAIN LOT, PARCEL OR TRACT OF LAND SITUATE, LYING AND BEING IN GEORGIA MILITIA DISTRICT NO. 26, GLYNN COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A DRILL HOLE IN CONCRETE WHOSE COORDINATES ARE: X = 714,390.586, Y = 442,060.672, GEORGIA COORDINATE SYSTEM, EAST ZONE, SAID POINT ALSO BEING A POINT ON THE WESTERLY RIGHT-OF-WAY OF ALTAMA AVENUE; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 423.19 FEET TO AN IRON PIN; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY PROCEED NORTH 32 DEGREES 31 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 28.28 FEET TO AN IRON PIN; THENCE PROCEED NORTH 77 DEGREES 31 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 155.00 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 58 DEGREES 16 MINUTES 27 SECONDS WEST FOR A DISTANCE OF 41.91 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 193.61 FEET TO AN IRON PIN; THENCE PROCEED NORTH 83 DEGREES 52 MINUTES 24 SECONDS WEST FOR A DISTANCE OF 507.21 FEET TO AN IRON PIN; THENCE PROCEED NORTH 83 DEGREES 52 MINUTES 24 SECONDS WEST FOR A DISTANCE OF 157.85 FEET TO AN IRON PIN; THENCE PROCEED NORTH 81 DEGREES 25 MINUTES 40 SECONDS WEST FOR A DISTANCE OF 2.32 FEET TO AN IRON PIN; THENCE PROCEED NORTH 13 DEGREES 01 MINUTES 58 SECONDS WEST FOR A DISTANCE OF 170.54 FEET TO A POINT; THENCE PROCEED SOUTH 77 DEGREES 34 MINUTES 18 SECONDS EAST FOR A DISTANCE OF 50.27 FEET TO A POINT; THENCE PROCEED NORTH 12 DEGREES 24 MINUTES 16 SECONDS EAST FOR A DISTANCE OF 264.45 FEET TO A POINT; THENCE PROCEED NORTH 77 DEGREES 32 MINUTES 57 SECONDS WEST FOR A DISTANCE OF 67.26 FEET TO A POINT; THENCE PROCEED NORTH 12 DEGREES 29 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 207.03 FEET TO A IRON PIN; THENCE PROCEED NORTH 47 DEGREES 02 MINUTES 22 SECONDS WEST FOR A DISTANCE OF 58.90 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 76 DEGREES 58 MINUTES 02 SECONDS WEST FOR A DISTANCE OF 189.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 26 DEGREES 46 MINUTES 22 SECONDS EAST FOR A DISTANCE OF 54.67 FEET TO AN IRON PIN; THENCE PROCEED NORTH 76 DEGREES 58 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 154.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 76 DEGREES 58 MINUTES 02 SECONDS EAST FOR A DISTANCE OF 38.63 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 314.62 FEET TO AN IRON PIN; THENCE PROCEED NORTH 12 DEGREES 28 MINUTES 56 SECONDS EAST FOR A DISTANCE OF 219.87 FEET TO AN IRON PIN; THENCE PROCEED IN AN EASTERLY DIRECTION 19.67 FEET ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 1449.99 FEET TO A PK NAIL AND WASHER; THENCE SOUTH 77 DEGREES 31

Exhibit

MINUTES 04 SECONDS EAST FOR A DISTANCE OF 26.33 FEET TO AN IRON PIN; THENCE SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 220.00 FEET TO A POINT; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 177.50 FEET TO AN IRON PIN; THENCE PROCEED NORTH 12 DEGREES 28 MINUTES 56 SECONDS EAST FOR A DISTANCE OF 220.00 FEET TO AN IRON PIN ON THE SOUTHERLY RIGHT-OF-WAY OF ALTAMA CONNECTOR; THENCE PROCEED ALONG SAID RIGHT-OF-WAY SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 225.00 FEET TO AN IRON PIN; THENCE DEPARTING SAID SOUTHERLY RIGHT- OF-WAY PROCEED SOUTH 12 DEGREES 28 MINUTES 56 SECONDS WEST FOR A DISTANCE OF 230.00 FEET TO AN IRON PIN; THENCE PROCEED SOUTH 77 DEGREES 31 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 230.00 FEET TO A DRILL HOLE IN CONCRETE, THE SAID POINT OF BEGINNING.

SAID PARCEL CONTAINS 14.66 ACRES.

Exhibit continued

EXHIBIT 1.25

RENT ROLL

Exhibit

EXHIBIT 1.26

SELLER’S DOCUMENTS

SELLER’S DOCUMENTS EXHIBIT

Description

Accounting

Operating Budget – Current year

Income Statements – YTD and 5 year historical (by Quarter) (Purchaser acknowledges that Seller has only owned the Property since May 2010, and as such, will provide historical information during its ownership and any information in its possession from previous owner)

Capital Budget – YTD and 3 year historical (Purchaser acknowledges that Seller has only owned the Property since May 2010, and as such, will provide historical information during its ownership and any information in its possession from previous owner)

Real Estate Bills and Appeals – 3 year historical (To extent in Seller’s possession)

CAM, Real Estate Tax and Insurance Reconciliations – 3 year historical (To extent in Seller’s possession)

Schedule of Security Deposits and Prepaid Rents

Trial Balance – Current Quarter

Detail of Cash Receipts and Disbursements Journal – YTD and Prior Year

Representation letter in support of the historical financial information

Support for any allocated expenses allocated to property in prior year and current year

Operations

Warranties (roof, HVAC, elevator, etc.)

Vendor Contact List & Vendor Contracts (landscaping, sweeping, snow, trash, etc.)

Copies of all bills for prior 12 months (electric, water, phone, landscape, lot sweeping, etc.)

Schedule of utility meters and required deposits (gas, electric, telephone, water, etc.)

Tenant Information

Leases, Amendments, Assignments, Addendums, Commencement Date Letters and Letter Agreements for all tenants

Tenant Correspondence files for all tenants (These will be made available at property manager’s office but not provided electronically)

Lease Abstracts for all tenants

Tenant Contact Sheet and Guarantor Contact Sheet (name, address, phone number) (To extent in Seller’s possession)

Exhibit

Rent Roll – Prior Year and Current Year (by Quarter)

Tenant Improvement Construction Contracts (for work in progress)

Schedule of unpaid Tenant Improvements

Schedule of unpaid Lease Commissions

Schedule of Pending Leases; LOl’s Under Negotiation; Leases Out for Signature

Tenant Sales Information – YTD and 5 year historical (To extent in Seller’s possession)

Tenant Invoices – Most recent calendar month

Tenant Delinquency Report – Current and previous 3 calendar years (Purchaser acknowledges that Seller has only owned the Property since May 2010, and as such, will provide historical information during its ownership and any information in its possession from previous owner)

Tenant Rent Checks – Most recent calendar month

Tenant Certificates of Insurance (To extent in Seller’s possession)

Tenant Certificates of Occupancy (To extent in Seller’s possession)

Tenant Financial Statements (To extent in Seller’s possession)

Construction

Site Plan

Title

Owner’s Title Insurance Policy & Recorded title documents

Title Insurance Claims History – 3 years historical

Schedule of all pending title litigation

Other

Environmental Reports (Phase I, Phase II, etc.) & Environmental correspondence

ALTA As-Built Survey

Exhibit continued

EXHIBIT 3.7

ESTOPPEL CERTIFICATE

Date:
To:	Bank, National Association

and

The Phillips Edison Group LLC

11501 Northlake Drive

Cincinnati, Ohio 45249

Re:	PURCHASER:
LANDLORD:
TENANT:
LEASE:
PREMISES:

In consideration of Purchaser’s pending acquisition of the shopping center in which the Premises are located, and the loan (“Loan”) with respect thereto to be extended by                                                                                  , National Association (“Lender”) to Purchaser secured by, among other things, a mortgage on the above described Premises (the “Mortgage”), and in consideration of the mutual promises between Landlord and Tenant in that certain Lease referred to herein, Tenant hereby certifies to and agrees with Purchaser and Lender and their respective successors, successors in interest and assigns as follows:

1. The leased premises, consisting of              square feet, including all improvements, appurtenances, common areas and parking, as constructed, satisfy the requirements of the Lease and have been accepted and approved in all respects by Tenant, and are open for the use of Tenant, its employees, customers, and invitees.

2. The above-referenced Lease represents the entire agreement between Landlord and Tenant, and the Lease is in full force and effect, has not been assigned, modified, supplemented or amended in any way, except as follows:                     .

3. The most recent date of commencement of rentals due under the Lease (or extension of the Lease) was                     ; all rents have been paid from the date of commencement to this date, at the rental rates described in the Lease (or as extended), the base rent currently being $                     per month ($                     per year); no rents have been nor will be prepaid more than one month in advance; and there are no rent concessions of any nature to which Tenant may at any time be entitled.

4. The Lease (or current extension) is for a term of                      years commencing on                      and ending on                     ; and in addition, Tenant has the following renewal options:                     .

5. All conditions of the Lease to be performed by Landlord, and necessary to the enforceability of the Lease, have been satisfied; there are no defaults under the Lease, nor any conditions which would

Exhibit (iii)

become a default at the expiration of a grace period or upon notice; and there are no existing defenses or offsets which Tenant has against Landlord.

6. Tenant has on deposit with Landlord the sum of $             as a security deposit. Should Lender succeed to title by foreclosure or deed in lieu of foreclosure, no claims shall be asserted against Lender for the return of any security deposit paid by Tenant, unless Lender shall have received the amount of any such security deposit at the time title is acquired.

7. Landlord and Tenant agree that the Lease is junior and subordinate to the lien of the Mortgage, and any modifications or extensions of such Mortgage. Tenant specifically acknowledges that Lender may, at its option, and without further notice or consent of Tenant, subordinate the lien of the Mortgage to the Lease.

8. Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of said Lease or of the rents secured therein, except to Lender.

9. Anything in the Lease to the contrary notwithstanding, Tenant agrees that it will not terminate the Lease for any default on the part of the Landlord without first having given written notice to Lender, specifying the nature of any such default and permitting Lender 30 days after the date of such notice to cure or cause such default to be cured. If circumstances are such that said default cannot be reasonably secured within said 30 day period, then the grace period shall be extended to a “reasonable period of time.” Tenant acknowledges that the address to which notices shall be given to Landlord is the address listed above.

10. The Lease shall not be cancelled, surrendered or merged in the ownership of the fee of the leased premises except as specifically provided by the terms of the Lease.

11. The Lease contains no provisions granting to Tenant any options to purchase or rights of first refusal regarding the leased premises or the real property which includes the leased premises.

12. Tenant further acknowledges that Purchaser, upon its acquisition of the Premises, may assign the landlord’s interest in the Lease to Lender to secure the Loan; Tenant agrees to pay all rent and other sums due under the Lease directly to Lender, upon written notice from Lender activating any such assignment.

13. Tenant acknowledges that Purchaser may disclose to Lender any information disclosed to Purchaser pursuant to the Lease terms concerning gross sales, receipts, percentage rent, etc.

14. Tenant understands that this Certificate is being executed as one of the inducements to Purchaser to acquire the Premises and to Lender to extend the Loan. This Certificate may be relied upon by Purchaser, Lender and their respective successors, successors in interest and assigns.

IN WITNESS WHEREOF, Tenant has caused this instrument to be executed this             day of                     , 2012.

TENANT:

By:
Name:
Title:

Exhibit (iii)

Subordination, Non-Disturbance

and Attornment Agreement

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated as of this              day of                     , 2012, by and among                          BANK, NATIONAL ASSOCIATION (the “Mortgagee”), with an address at                                                  ,                                               a                                  (the “Landlord”), with an address at                                                                          , and                                                       (the “Tenant”), with an address at                                                                                                                   ;

WITNESSETH THAT:

WHEREAS, the Landlord is the fee owner of that certain real property located in                                 ,                                 , and more particularly described in Exhibit “A” attached hereto (the “Property”); and

WHEREAS, pursuant to a Loan Agreement or Letter Agreement dated                      ,              (the “Agreement”) and/or a promissory note dated                      ,             (the “Note”), the Mortgagee made a loan to the Landlord (or to                                     ). The obligations under the Agreement and Note are secured by a mortgage instrument covering the Property (the “Mortgage”) dated                              ,             , from the Landlord to the Mortgagee, and recorded or to be recorded in the real estate records of the aforesaid County and State, and are also secured by an assignment of the Landlord’s interest in all leases of the Property (the “Assignment”) dated                     ,                     , and recorded or to be recorded in the real estate records of the aforesaid County and State (the Agreement, Note, Mortgage, Assignment and any and all other documents executed in connection with the Loan, as the same may be amended, renewed, replaced or supplemented from time to time, collectively the “Loan Documents”); and

WHEREAS, under the terms of a certain Lease Agreement dated                      ,              (the “Lease”), the Landlord leased to the Tenant all or certain portions of the Property described in the Lease (the “Demised Premises”) under the terms and conditions more particularly described therein; and

WHEREAS, the Mortgage provides that the Lease shall be subordinate to the Mortgage and the parties hereto desire to confirm such subordination and to establish rights of quiet and peaceful possession for the benefit of the Tenant under the Lease and to define the terms, covenants and conditions precedent for such rights.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound, the parties hereto agree as follows:

1. Subordination of Lease. The Lease and the entire right, title and interest of the Tenant thereunder are and shall be subject and subordinate in all respects to the lien, right, title and terms of the Loan Documents and, in particular, the Mortgage and all advances made or to be made thereunder.

2. Consent of Tenant. The Tenant acknowledges notice of and consents to the Mortgage, the Assignment and the terms and conditions thereof. The Tenant agrees to continue making payments of rent and other amounts owed under the Lease to the Landlord, and to otherwise recognize the rights of the Landlord under the Lease, until notified otherwise in writing by the Mortgagee, as herein provided. The Landlord and Tenant agree that, if the Mortgagee delivers to the Tenant a notice stating that a default has occurred under the Loan Documents and requesting that all payments due under the Lease be thereafter paid directly to the Mortgagee, the Tenant shall thereafter make, and is hereby authorized and directed by the Landlord to make, all such payments directly to the Mortgagee, as provided in the Mortgage and the Assignment, without any duty of further inquiry on the part of the Tenant.

3. Tenant’s Duty to Notify Mortgagee of any Default Under the Lease. The Tenant shall provide the Mortgagee with prompt notice of any asserted default against the Landlord under the Lease. In the event of any act or omission of the Landlord which would give the Tenant the right, immediately or after lapse of time, to cancel or terminate the Lease, or to claim a partial or total eviction or to exercise any other remedy, the Tenant shall not exercise such right or remedy until Mortgagee has received notice and a reasonable period of time to cure said default, said cure period commencing after the end of Landlord’s cure period and after Mortgagee is entitled under the Mortgage and the Assignment to remedy same; provided that the Mortgagee shall give the Tenant written notice of its intention to, and shall commence and continue with due diligence to, remedy such act or omission. Notwithstanding the foregoing, the Mortgagee shall have no obligation to remedy or to continue to remedy any such act or omission.

4. Nondisturbance of Tenant. Provided (i) the Lease shall at all times be in full force and effect, (ii) the term of the Lease has commenced, (iii) the Tenant is in actual possession of the Demised Premises, and (iv) the Tenant shall not be in default thereunder or under this Agreement, then:

(a) The right of possession by the Tenant to the Demised Premises and any or all of the Tenant’s rights under the Lease shall not be terminated by the Mortgagee (or by anyone claiming by, through or under the Mortgagee) in the exercise of any of the Mortgagee’s rights under the Loan Documents.

(b) The Tenant shall not be named as a party defendant to any foreclosure of the lien of the Mortgage for the purpose of terminating the Lease, unless Mortgagee is required by any applicable law, order, regulation, rule of court or judicial decision to name the Tenant as a party defendant.

(c) If the Mortgagee or its successors or assigns comes into possession of the Property (through receivership, as a mortgagee in possession, or otherwise) or acquires the leasehold interest of the Landlord by foreclosure of the Mortgage, or by proceedings under the Loan Documents, deed in lieu or otherwise, the Lease shall not be terminated by any such foreclosure or proceedings; and the Lease shall continue in full force and effect upon the Tenant’s attornment, as hereinafter provided, as a direct lease between the Tenant and the Mortgagee upon all the terms, covenants, conditions and agreements set forth in the Lease and this Agreement.

Exhibit (iii)

(d) If the Property or the Landlord’s leasehold interest therein is sold or otherwise disposed of pursuant to any right or power contained in the Loan Documents or as a result of proceedings thereon, the Lease shall not be terminated thereby, and the Foreclosure Purchaser of the Property or of the Landlord’s leasehold interest therein or any person acquiring title thereto shall so acquire the Property or such interest, subject to the Lease; and the Lease shall continue in full force and effect upon the Tenant’s attornment, as hereinafter provided, as a direct lease between the Tenant and any party acquiring title to the Landlord’s leasehold interest therein, as aforesaid, upon all the terms, covenants, conditions and agreements set forth in the Lease.

5. Attornment of Tenant to Mortgagee or Foreclosure Purchaser. If the Mortgagee or any Foreclosure Purchaser shall succeed to the rights of the Landlord under the Lease, then the Tenant shall attorn to and recognize the Mortgagee or such Foreclosure Purchaser as the Tenant’s landlord under the Lease and the Mortgagee or such Foreclosure Purchaser shall be conclusively deemed to have accepted such attornment. Such attornment shall be self-operative and effective without execution and delivery of any further instrument, immediately upon the Mortgagee’s or any Foreclosure Purchaser’s succession to the interest of the Landlord under the Lease. Upon such attornment, the Lease shall continue in full force and effect as a direct lease between the Mortgagee or such Foreclosure Purchaser and the Tenant except that the Mortgagee or such Foreclosure Purchaser shall not be bound by any amendment or modification of the Lease made without the Mortgagee’s written consent and except that the Mortgagee or such Foreclosure Purchaser shall not be liable to the Tenant:

(a) For any past act, default or omission on the part of the Landlord or for any accrued obligation of the Landlord under the Lease and the Tenant shall have no right to assert the same or any damages arising therefrom as an offset or defense against the Mortgagee or such Foreclosure Purchaser;

(b) For the commencement or completion of any construction or any contribution toward construction or installation of any improvements upon the Demised Premises, or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under the Lease; or

(c) For any prepayment of rent, rental security or any other sums deposited with the Landlord under the Lease and not actually delivered to the Mortgagee or such Foreclosure Purchaser.

The Mortgagee or such Foreclosure Purchaser shall be liable to the Tenant under the Lease only during the Mortgagee’s or such Foreclosure Purchaser’s period of ownership, and such liability shall not continue or survive as to the transferor after a transfer by the Mortgagee or such Foreclosure Purchaser of its interest in the Lease and the Demised Premises. Notwithstanding anything to the contrary contained herein, officers, directors, shareholders, agents, servants and employees of the Mortgagee shall have no personal liability to Tenant and the liability of the Mortgagee shall be limited to the Mortgagee’s interest in the Property.

6. Modification of Lease. Without the Mortgagee’s prior written consent, the Tenant shall not (a) amend or terminate the Lease, (b) prepay any rent or other sums due under the Lease for more than one month in advance of the due dates thereof, (c) voluntarily surrender the Demised Premises, or (d) assign the Lease or sublet the Demised Premises or any part thereof other than pursuant to the provisions of the Lease.

Exhibit (iii)

7. Representations of Tenant. The Tenant represents and warrants to the Mortgagee that (a) the Tenant occupies and is the leasehold owner of the Demised Premises pursuant to the terms of the Lease, (b) the Lease is in full force and effect, and the Tenant has no offsets or defenses to the payment of rent or other sums due thereunder, (c) no default exists under the Lease, and (d) all rent and other sums due under the Lease have been paid in full, but have not been paid for more than one month in advance of the due dates thereof.

8. Application of Casualty Insurance Proceeds and Condemnation Awards. The Tenant hereby agrees that, notwithstanding anything to the contrary contained in the Lease, the terms and provisions of the Mortgage with respect to the application of casualty insurance proceeds and condemnation awards shall control.

9. Confirmation of Lease Status. The Landlord and the Tenant hereby agree that, upon the Mortgagee’s request, they shall from time to time execute and deliver to the Mortgagee, and without charge to the Mortgagee, an estoppel certificate setting forth whatever information the Mortgagee may reasonably require to confirm the current status of the Lease including, without limitation, a confirmation that the Lease is and remains in full force and effect.

10. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth above or to such other address as any party may give to the other in writing for such purpose.

11. Changes in Writing. No modification, amendment or waiver of, or consent to any departure from, any provision of this Agreement nor consent to any departure by the Landlord or Tenant therefrom will be effective unless made in a writing signed by the Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Landlord or Tenant in any case will entitle the Landlord or Tenant to any other or further notice or demand in the same, similar or other circumstance.

12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

13. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

14. Definitions. As used in this Agreement, the word “Tenant” shall mean the Tenant and/or the subsequent holder of an interest under the Lease, provided the interest of such holder is acquired in accordance with the terms and provisions of the Lease, the word “Mortgagee” shall mean the Mortgagee or any subsequent holder or holders of the Mortgage and the Assignment, and the word “Foreclosure Purchaser” shall mean any party other than the Mortgagee acquiring title to the Property by purchase at a foreclosure sale, by deed or otherwise. Subject to the foregoing, this Agreement shall bind and inure to

Exhibit (iii)

the benefit of the Landlord, the Tenant and the Mortgagee, their heirs, legal representatives, successors and assigns.

15. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Mortgagee and will be deemed to be made in the State where the Mortgagee’s office indicated above is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE MORTGAGEE’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Landlord and the Tenant hereby irrevocably consent to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Mortgagee’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Mortgagee from bringing any action, enforcing any award or judgment or exercising any rights against the Landlord or Tenant individually, against any security or against any property of the Landlord or Tenant within any other county, state or other foreign or domestic jurisdiction. The Mortgagee, the Landlord and the Tenant agree that the venue provided above is the most convenient forum for the Mortgagee, the Landlord and the Tenant. The Landlord and the Tenant waive any objection to venue and any objection based on a more convenient forum that either may have in any action instituted under this Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Exhibit (iii)

16. WAIVER OF JURY TRIAL. EACH OF THE LANDLORD, THE TENANT AND THE MORTGAGEE IRREVOCABLY WAIVE ANY AND ALL RIGHT THAT ANY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE LANDLORD, THE TENANT AND THE MORTGAGEE ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Landlord and the Tenant acknowledge that each has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS / ATTEST:	MORTGAGEE:

BANK, NATIONAL ASSOCIATION

By:
(SEAL)
Print Name:	Print Name:
Title:

LANDLORD:

,
a

By:
(SEAL)
Print Name:	Print Name:
Title:	Title:

TENANT:

By:
(SEAL)
Print Name:	Print Name:
Title:	Title:

Exhibit (iii)

[COMPLETE APPLICABLE NOTARY CLAUSE(S) AND DELETE THE REST]

ACKNOWLEDGMENTS

STATE OF )
) ss:
COUNTY OF )

On this, the              day of                             ,             , before me, a Notary Public, the undersigned officer, personally appeared                                                  , known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he/she executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My commission expires:

STATE OF )
) ss:
COUNTY OF )

On this, the              day of                                 ,             , before me, a Notary Public, the undersigned officer, personally appeared                                                  , who acknowledged himself/herself to be the                                          of                                                  , a[n]                                                                  , and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said                                              .

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My commission expires:

Exhibit (iii)

STATE OF )
) ss:
COUNTY OF )

On this, the              day of                                 ,             , before me, a Notary Public, the undersigned officer, personally appeared                                              , who acknowledged himself/herself to be the                                               of              BANK, NATIONAL ASSOCIATION and that he/she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said bank as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My commission expires:

This instrument prepared by and to be returned to:

             Bank, National Association

Attn:

Exhibit (iii)

EXHIBIT A

Property Description

Exhibit (iii)

EXHIBIT 8.11

NOTICE TO TENANTS

                         , 2012

_____________________

_____________________

_____________________

_____________________

            Re: Sale of Shopping Center

                  Village at Glynn Place

                  Brunswick, Georgia

Please be advised that on                         , 2012, CRP II – Glynn Place LLC conveyed the Village at Glynn Place and assigned your lease to                             . Your security deposit, if any, transferred to the new owner.

All amounts due prior to the conveyance remain payable to                         . Beginning with your next payment, your rent should be sent to                              at                             ,                             ,             .

Sincerely
CRP II - GLYNN PLACE LLC

By:
Name:
Its:

Exhibit